As filed with the Securities and Exchange Commission on
                            January 25, 2001
                                                Registration No. 333-

                   SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549
                          ______________________
                                 FORM SB-2
                      REGISTRATION STATEMENT UNDER
                       THE SECURITIES ACT OF 1933
                          ______________________
              SINGLE SOURCE FINANCIAL SERVICES CORPORATION
             (Name of Small Business Issuer in its Charter)

New York                                            6141
State or other jurisdiction              (Primary Standard Industrial
of incorporation or organization)         Classification Code Number)

                               16-1576984
                            (I.R.S. Employer
                           Identification No.)
                          ______________________

Single Source Financial Services        Lawrence I. Washor
Corporation                             Washor & Associates
10780 Santa Monica Boulevard            11150 West Olympic Boulevard
Suite 240                               Suite 980
Los Angeles, California 90025           Los Angeles, California 90064
(888) 262-1600                          (310) 479-2660
(Name, address and telephone number     (Name, address and telephone
of registrant's principal executive     number of agent for service)
offices and principal place of business)

                         ______________________
                              Copies to:

                          Lawrence I. Washor
                          Washor & Associates
                   11150 West Olympic Blvd., Suite 980
                      Los Angeles, California 90064
                        Telephone: (310) 479-2660
                        Facsimile: (310) 479-1022

  Approximate date of commencement of proposed sale to public:
As soon as practicable after this Registration Statement becomes effective.
  If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415
under the Securities Act of 1933, check the following box.   [     ]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act Registration Statement number of the earlier effective Registration Statement for the same
offering.  [     ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier
effective Registration Statement for the same offering.  [     ]
  If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act Registration Statement number of the earlier
effective Registration Statement for the same offering.  [     ]
  If delivery of the prospectus is expected to be made pursuant to
Rule 434, please check the following box.  [     ]

                 CALCULATION OF REGISTRATION FEE
  Title of Each Class of      Amount to be      Proposed Maximum          Proposed Maximum          Amount of
Securities to be Registered    Registered    Offering Price Per Unit  Aggregate Offering Price   Registration Fee

Common Stock, $.001 par value

Common Stock Offered by Selling
  Shareholders                  1,125,000             $2.00                  $2,250,000             $  550.00

Total Registration Fee*                                                                             $  550.00

* $1,237.50 was initially paid.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                       TABLE OF CONTENTS

Item 1.   Summary Information and Risk Factors . . . . . . . . . . .
  Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . .
      1.  Forward Looking Statements . . . . . . . . . . . . . . . .
      2.  Limited Operating History. . . . . . . . . . . . . . . . .
      3.  No Operating Profit. . . . . . . . . . . . . . . . . . . .
      4.  Need for Operating Capital . . . . . . . . . . . . . . . .
      5.  Limitation of Liability of  Directors. . . . . . . . . . .
      6.  Speculative Investment . . . . . . . . . . . . . . . . . .
      7.  Penny Stock Regulation . . . . . . . . . . . . . . . . . .
      8.  Reliance on Key Personnel. . . . . . . . . . . . . . . . .
      9.  Determination of Offering Price. . . . . . . . . . . . . .
     10.  No Foreseeable Dividends . . . . . . . . . . . . . . . . .
     11.  Management of Growth . . . . . . . . . . . . . . . . . . .
     12.  Best Efforts Offering. . . . . . . . . . . . . . . . . . .
     13.  No Public Market for Security. . . . . . . . . . . . . . .
     14.  Control By Existing Shareholders . . . . . . . . . . . . .
     15.  Our Ability to Implement Our Business Strategy . . . . . .
     16.  Change in Electronic Financial Credit and
            Payment Procedures . . . . . . . . . . . . . . . . . . .
     17.  Securities Market Factors. . . . . . . . . . . . . . . . .
     18.  Effect of Economy. . . . . . . . . . . . . . . . . . . . .
     19.  No Liability or Other Insurance. . . . . . . . . . . . . .
     20.  Competition. . . . . . . . . . . . . . . . . . . . . . . .
     21.  No Assurances of Revenue or Operating Profits. . . . . . .
     22.  Federal Income Tax Consequences. . . . . . . . . . . . . .
     23.  Management . . . . . . . . . . . . . . . . . . . . . . . .
     24.  Potential Conflicts of Interest. . . . . . . . . . . . . .
     25.  Sales Force of Independent Contractors . . . . . . . . . .
Item 4.   Use of Proceeds. . . . . . . . . . . . . . . . . . . . . .
Item 5.   Determination of Offering Price. . . . . . . . . . . . . .
Item 6.   Dilution . . . . . . . . . . . . . . . . . . . . . . . . .
Item 7.   Selling Shareholders . . . . . . . . . . . . . . . . . . .
Item 8.   Plan of Distribution . . . . . . . . . . . . . . . . . . .
Item 9.   Legal Proceedings. . . . . . . . . . . . . . . . . . . . .
Item 10.  Management . . . . . . . . . . . . . . . . . . . . . . . .
Item 11.  Security Ownership of Certain Beneficial Owners
            and Management . . . . . . . . . . . . . . . . . . . . .
Item 12.  Description of Securities. . . . . . . . . . . . . . . . .
            Common Stock Eligible For Future Sale. . . . . . . . . .
Item 13.  Interest of Named Experts and Counsel. . . . . . . . . . .
Item 14.  Disclosure of Commission Position on Indemnification
            for Securities Act Liabilities . . . . . . . . . . . . .
Item 15.  Organization Within Last Five Years. . . . . . . . . . . .
Item 16.  Description of Business. . . . . . . . . . . . . . . . . .
Item 17.  Management's Discussion and Analysis of Financial
            Condition and Results of Operations. . . . . . . . . . .
Item 18.  Description of Property. . . . . . . . . . . . . . . . . .
Item 19.  Certain Relationships and Related Transactions . . . . . .
Item 20.  Market for Common Equity and Related Shareholder
            Matters. . . . . . . . . . . . . . . . . . . . . . . . .
Item 21.  Executive Compensation - Remuneration of Directors
            and Officers . . . . . . . . . . . . . . . . . . . . . .
Item 22.  Financial Statements . . . . . . . . . . . . . . . . . . .
Item 23.  Changes in and Disagreements with Accountants on
            Accounting and Financial Disclosure. . . . . . . . . . .
  Legal Matters. . . . . . . . . . . . . . . . . . . . . . . . . . .
  Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
  Additional Information . . . . . . . . . . . . . . . . . . . . . .

Index to Financial Statements. . . . . . . . . . . . . . . . . . . .

Alternative Page - Preliminary Prospectus. . . . . . . . . . . . . .

Part II - Information Not Required In Prospectus . . . . . . . . . .

Item 24.  Indemnification of Directors and Officers. . . . . . . . .
Item 25.  Other Expenses of Issuance and Distribution. . . . . . . .
Item 26.  Recent Sales of Unregistered Securities. . . . . . . . . .
Item 27.  Exhibit Index. . . . . . . . . . . . . . . . . . . . . . .
Item 28.  Undertakings . . . . . . . . . . . . . . . . . . . . . . .

Signatures . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Power of Attorney. . . . . . . . . . . . . . . . . . . . . . . . . .

    Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the Securities and Exchange Commission.
These securities may not be sold nor may offers to buy be accepted prior to the time the Registration Statement becomes effective.
This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State.

Preliminary Prospectus

           SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                    a New York corporation
      1,125,000 Shares of Common Stock at $2.01 Per Share
   ($.001 Par Value) by the Selling Shareholders (See below)

     Certain shareholders (see "Selling Shareholders") Single Source Financial Services Corporation, a New York corporation (the "Company"), are offering to sell 1,125,000 shares of common stock, $.001 par value (the "Common Stock") at $2.00 per share. The Company sells and leases various types of equipment to record electronic financial transactions, such as credit and debit card purchases, to merchants. The Company also offers access to electronic processing of such financial transactions. Prior to this offering, there has been no public market for the Common
Stock and there can be no assurance that any such market will develop in the future or that if developed, such a market will be maintained.

     The Selling Shareholders acquired the Common Stock in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"). The Selling Shareholders may from time to time sell shares of the Common Stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Common Stock of the Selling Shareholders may be sold directly or through brokers or dealers. See "Plan of Distribution."

     The initial offering price for the Common Stock has been determined by the Company's Management and does not necessarily relate to the Company's book value, net worth, financial condition or other established criteria of value. The Company will receive none of the proceeds from the sale of the Common Stock by its shareholders.

     The Company will receive no part of the proceeds from the sale of the shares of the Common Stock owned by the Selling
Shareholders. All expenses of registration incurred in connection with this offering will be paid by the Company, but all selling and other expenses incurred by the Selling Shareholders will be paid by the Selling Shareholders. See "Selling Shareholders."

      The Selling Shareholders and any broker-dealers participating in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

     The Common Stock has not been registered for sale under the securities laws of any state as of the date of this Prospectus. However, 10,999,133 shares of the Company's
Common Stock were issued pursuant to an exchange offer which commenced in October, 1994 under Rule 504. Pursuant to a subsequent six to one reverse stock split, these shareholders held 1,833,189 shares free of any restriction on transfer and resale. Nonetheless, brokers or dealers effecting transactions in the Common Stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of an exemption from registration.

     THE SECURITIES OFFERED HEREBY ARE HIGHLY
SPECULATIVE AND INVOLVE A HIGH DEGREE OF RISK
AND SUBSTANTIAL DILUTION.  SEE "RISK FACTORS"
BEGINNING ON  PAGE 5 AND "DILUTION."

     NEITHER THE SECURITIES AND EXCHANGE
COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF
THESE SECURITIES OR PASSED UPON THE ADEQUACY
OR ACCURACY OF THE PROSPECTUS.  ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL
OFFENSE.

     After the effective date of this registration, the Company intends to apply to participate on the Over-the-Counter Bulletin Board Electronic Quotation Service ("Bulletin Board") maintained by the National Association of Securities Dealers, Inc. ("NASD"). The
Company will also then be a reporting issuer subject to the reporting requirements established by the Securities and Exchange Commission, including, but not limited to, the filing of quarterly reports on Form 10Q and the filing of annual reports on Form 10K.


          The date of this Prospectus is           , 2001

Item 3.   Summary Information and Risk Factors.

     THIS SUMMARY IS QUALIFIED IN ITS ENTIRETY BY
REFERENCE TO, AND SHOULD BE READ IN
CONJUNCTION WITH,  THE MORE DETAILED
INFORMATION APPEARING ELSEWHERE IN THIS
PROSPECTUS, WHICH CONTAINS MORE DETAILED
INFORMATION WITH RESPECT TO EACH OF THE
MATTERS SUMMARIZED IN THIS PROSPECTUS AS WELL
AS OTHER MATTERS NOT COVERED IN THE SUMMARY.
ALL PROSPECTIVE INVESTORS SHOULD CAREFULLY
REVIEW THE ENTIRE CONTENTS OF THE PROSPECTUS
AND THE EXHIBITS ATTACHED HERETO, INDIVIDUALLY
AND WITH THEIR OWN TAX, LEGAL AND BUSINESS
ADVISORS. All share and per share information reflects a one share for every six share reverse stock split effective as of October 18, 2000.

     This Prospectus contains certain forward looking statements and information relating to the Company that are based on the beliefs of Management as well as assumptions made by, and information currently available to, the Company. When used in this Prospectus, the words "anticipate", "believe", "estimate", "expect", "will", "could", "may", and similar expressions are intended to identify forward looking statements but the absence of any word does not mean that the statement is not forward looking. Such statements reflect the current views of Management with respect to future events and are subject to certain risks, uncertainties, and assumptions, including those described under "Risks Factors" and elsewhere in this Prospectus. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those described herein. In addition to the other information in this Prospectus, the above factors should be carefully considered in evaluating the Company and its business and before purchasing the securities offered hereby.

The Company:   Single Source Financial Services Corporation
               ("Company") is a New York corporation formed on September 19, 1994. The Company's principal business address is 10780 Santa Monica Boulevard,
               Suite 240, Los Angeles, California 90025. The telephone number is (888) 262-1600.

Business of    The Company intends to acquire several companies
the Company:   in the financial services area.  On November 7,
               2000, the Company acquired Single Source Electronic
               Transactions, Inc. ("SSET"), a Nevada corporation.
               SSET is the Company's only acquisition to date and constitutes the Company's only operating business. SSET sells and leases to merchants various types of equipment used to record and to facilitate electronic financial transactions, such as credit and debit card purchases. However, where the merchant elects to lease the equipment, SSET sells the lease to an outside equipment leasing company. The Company offers a wide range of such electronic transaction equipment, including, without limitation, credit card processing equipment, debit card processing equipment, automated teller machines ("ATM"), smart cards, construction and maintenance of internet web sites, including electronic credit capabilities, and electronic check verification equipment. In addition, the Company attempts to offer access to the electronic processing of such transactions to its customers at the lowest available rate. For these reasons, the Company believes that its operation of SSET will become profitable over the next few months.

State of       The Company was incorporated under the name Ream
Organization   Printing Paper Corp., pursuant to the laws of the
of the         State of New York, on September 19, 1994.  In
Company:       November, 2000, the Company changed its name to
               Single Source Financial Services Corporation.

Common Stock   Prior to the offering, there are 11,845,689 shares
Outstanding    of the Common Stock outstanding.  10,012,500 shares
Prior to       were used to acquire SSET.  These 10,012,500 shares
Offering:      are currently restricted.  The remaining 1,833,189
               shares resulted from a 1994 exchange offer effected under Rule 504 and a subsequent six for one stock split. These 1,833,189 shares have no restrictions on transfer or resale.

Securities     In the instant offering, the Selling Shareholders are
Offered        offering 1,125,000 shares of Common Stock at $2.00
Herein:        per share.  Such 1,125,000 shares are a portion of
               those received by such Selling Shareholders from their sale of SSET to the Company.

Sales by       1,125,000 shares of the Common Stock have been
Selling        registered pursuant to the Registration Statement of
Shareholders:  which this Prospectus forms a part for sale by the holders thereof ("Selling Shareholders"). Sales by the Selling Shareholders are not part of the offering being sold by the Company and the Company will not receive any proceeds from any sale of securities by the Selling Shareholders. The Selling Shareholders may effect sales of the Common Stock at prevailing prices or in transactions at negotiated prices or by gift or a combination thereof.

No Proceeds    The Company will receive no proceeds for the sale
to the Company of the stock by the Selling Shareholders.
for the Sale of
the Stock:

Common Stock   After the offering is complete, the Company will
Outstanding    have 11,845,689 shares of Common Stock which
After          are issued and outstanding.  2,958,189 shares of
Offering:      such stock shall be unrestricted with respect to
               transfer and resale. In effect, such stock will be "free-trading".

Risk Factors:  Investment in the Common Stock involves a high degree of risk and immediate substantial dilution.
               See "Risks Factors" and "Dilution".

                          RISK  FACTORS

     In addition to the other information provided in this Prospectus, the following risk factors should be considered carefully in evaluating the Company and its business before purchasing any of the Common Stock. A purchase of the Common Stock is speculative in nature and involves numerous risks. No purchase of the Common Stock should be made by any person who cannot afford to lose the entire amount of such investment.

     AS NOTED ABOVE, THIS PROSPECTUS SPECIFIES
FORWARD-LOOKING STATEMENTS THAT INVOLVE
RISKS AND UNCERTAINTIES.  OUR ACTUAL RESULTS
MAY DIFFER MATERIALLY FROM THE RESULTS
DISCUSSED IN THE FORWARD-LOOKING STATEMENTS
AS A RESULT OF CERTAIN FACTORS, INCLUDING THOSE
SPECIFIED IN THE FOLLOWING RISK FACTORS AND
ELSEWHERE IN THIS PROSPECTUS.  PROSPECTIVE
PURCHASERS OF SHARES MUST BE PREPARED FOR THE
POSSIBLE LOSS OF THEIR ENTIRE INVESTMENTS IN THE
COMPANY.  THE ORDER IN WHICH THE FOLLOWING
RISK FACTORS ARE PRESENTED IS ARBITRARY, AND
PROSPECTIVE PURCHASERS OF SHARES SHOULD NOT
CONCLUDE, BECAUSE OF THE ORDER OF
PRESENTATION OF THE FOLLOWING RISK FACTORS,
THAT ONE RISK FACTOR IS MORE SIGNIFICANT THAN
THE OTHER RISK FACTORS.

     1. Forward Looking Statements. Information specified in this Prospectus contains "forward looking statements" which can be identified by the use of forward-looking terminology such as "believes", "could", "possibly", "probably", "anticipates", "estimates", "projects", "expects", "may", "will" or "should" or the negative thereof or other variations thereon or comparable terminology. Such statements are subject to certain risks, uncertainties and assumptions. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to such forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results covered in such forward-looking statements. Among the key factors that have a direct bearing on the Company's results of operations are the Company's lack of capital, the newness of the Company's business operations, and the cost and effectiveness of the Company's operating strategy. Other factors could also cause actual results to vary materially from the future results covered in such forward-looking statements.

     2. Limited Operating History. The Company has a limited operating history. Although the Company was formed in 1994, it has not operated any business during the past five years and its operation of SSET did not commence until November 7, 2000.
Thus, the Company has no operating history from which a prospective investor could judge the Company's operating efficiency or effectiveness. Furthermore, there is no history from which a prospective investor could determine the ability of management to properly operate the business. Furthermore, new businesses traditionally have difficulties in their operation since they come upon unforeseen problems, expenses, and delays.

     3.   No Operating Profit.  To date, neither the Company nor
SSET has ever generated a profit in its business operation.
Although Management believes that SSET will become profitable within the next 90 days, there can be no assurance that it will do so or that it will ever make a profit.

     4. Need For Operating Capital. The Company's plans for expansion require it to obtain significant operating capital over the next few years. The Company intends to acquire other companies similar to SSET and to acquire compatible financial services companies when, and if, such companies become available. As can be seen from the attached financials, both the Company and SSET have limited capital available to fund such transactions. Therefore, the Company will be dependent upon raising funds to accomplish these goals. In the event that the Company is able to increase
SSET revenue as it anticipates it can, the Company will probably require additional funds to satisfy its capital needs over the next year. However, there can be no assurance that the Company will be able to raise the necessary funds or that it will be able to do so on terms acceptable to it. Likewise, many of the Company's competitors are better financed than the Company and are in a better position to take advantage of such acquisition opportunities than is the Company. Nonetheless, the Company believes that such funds may be available from its current major shareholders.

     5. Limitation of Liability of Directors and Officers. Article VI of the Articles of Incorporation of the Company and Article VI of the Company's Bylaws include provisions eliminating the personal liability of the directors and officers of the Company to the Company and its shareholders for damages for breach of fiduciary duty as a director or officer. Accordingly, the Articles of Incorporation provide that the directors of the Company may have no liability to the shareholders of the Company for any mistakes or errors of judgment or for any act of omission, unless such act or omission involves intentional misconduct, bad faith, a knowing violation of law or a personal financial gain or other advantage.
The Bylaws provide that the directors and officers may have no personal liability unless finally adjudicated to be liable for negligence or misconduct in the performance of duty.

     DISCLOSURE OF OPINION OF SECURITIES AND
EXCHANGE COMMISSION REGARDING
INDEMNIFICATION FOR SECURITIES ACT LIABILITIES:
INSOFAR AS INDEMNIFICATION FOR LIABILITIES
ARISING PURSUANT TO THE SECURITIES ACT OF 1933
MAY BE PERMITTED TO DIRECTORS, OFFICERS OR
PERSONS CONTROLLING THE COMPANY PURSUANT TO
THE FOREGOING PROVISIONS, THE COMPANY HAS BEEN
INFORMED THAT IN THE OPINION OF THE SECURITIES
AND EXCHANGE COMMISSION THAT SUCH
INDEMNIFICATION IS AGAINST PUBLIC POLICY AS
EXPRESSED IN THE SECURITIES ACT OF 1933 AND IS,
THEREFORE, UNENFORCEABLE.

     6. Speculative Investment. Our business objectives must be considered speculative and there is no assurance that we will satisfy those objectives. No assurance can be given that the shareholders of the Company will realize a substantial return on their purchase of the Common Stock, or any return whatsoever, or that the shareholders of the Company will not lose their entire investment in the Company. For this reason, each prospective purchaser should read this Prospectus and all exhibits to this Prospectus carefully and should consult with that purchaser's attorney, business advisor, or investment advisor.

     7. Penny Stock Regulation. The Securities and Exchange Commission ("Commission") has adopted rules that regulate broker-dealer practices in connection with transactions in "penny stocks". Penny stocks generally are equity securities with a price of less than $5.00 (other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system). The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, to deliver a standardized risk disclosure document prepared by the Commission, which specifies information about penny stocks and the nature and significance of risks of the penny stock market. The broker-dealer also must provide the customer with bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements indicating the market value of each penny stock held in the customer's account. In addition, the penny stock rules require that, prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. If any of the Company's Common Stock becomes subject to the penny stock rules, holders of that Common Stock may have difficulty selling that Common Stock.

     8. Reliance on Key Personnel. Our future success will depend in part on the services of our key personnel and, additionally, on our ability to identify, hire and retain additional qualified personnel. There is significant competition for qualified personnel in the areas of our activities, and there can be no assurance that we will be able to continue to attract and retain such personnel necessary for the development of our business. Because of the intense competition, there can be no assurance that we will be successful in adding personnel as needed to satisfy the staffing requirements of the Company. Failure to attract and retain key personnel could have a material adverse effect on the Company. We do not maintain key person life insurance on any of our key personnel.

     9. Determination of Offering Price. The Offering Price of the Common Stock was arbitrarily determined by Company
Management. Among the factors considered in determining the price of the Common Stock were Management's opinion of the prospects of the Company, the background of the Company, the results of the Company's short operating history and current conditions affecting the Company's business and operations.
However, the offering price does not bear any relationship to the Company's assets, earnings, book value, cash flow, or other generally accepted criteria of valuation.

     10. No Foreseeable Dividends. To date, the Company has never paid any dividends to its shareholders. Furthermore, the Company does not anticipate paying dividends on the Common
Stock in the foreseeable future; but, rather, the Company plans to retain earnings, if any, for the operation and expansion of the business of the Company.

     11. Management of Growth. With every newly organized corporation, it is important that the Company properly manage its plans for growth. To date, the Company has required, and is expected to continue to require, the full utilization of the Company's management, financial, and other resources, since the Company has not had adequate working capital. The Company's ability to expand its business effectively will depend on its ability to improve and expand its operations, including its financial and management information systems, and to recruit, train and manage executive staff and other employees. There can be no assurance that Management will be able to manage its growth effectively, and the failure to effectively manage growth may have a materially adverse effect on the Company's results of operations. Furthermore, there can be no assurance that the Company will experience any growth.

     12. No Public Market for Securities. Prior to this Offering, there has been no public market for the Common Stock being offered hereby. There can be no assurance that such a public market will develop, even if this Offering were to prove successful, or that if a public market were to develop it will continue to be maintained. Therefore, there can be no assurance that an investor will be able to liquidate his/her investment in the Company's public stock if the investor should desire to do so.

     13. Control by Existing Shareholders. Our directors, officers and principal (greater than 5%) shareholders, taken as a group, together with their affiliates, beneficially own, in the aggregate, a majority of the Company's outstanding Common Stock. Certain principal shareholders are directors or executive officers of the Company and certain other company principals are related by blood to each other. As a result of such ownership, these shareholders may be able to exert significant influence, or even control, over matters requiring approval by the shareholders of the Company, including the election of directors.

     14. Our Ability to Implement our Business Strategy. Although we intend to pursue a strategy of aggressive marketing of our products and services and expansion of services to a growing customer base, implementation of this strategy will depend in large part on our ability to (i) establish a significant customer base and maintain favorable relationships with those customers; (ii) effectively introduce acceptable products to our customers at competitive rates; (iii) obtain adequate financing on favorable terms to fund our business strategy; (iv) maintain appropriate procedures, policies, and systems; (v) hire, train, and retain skilled employees; and (vi) continue to operate in the face of increasing competition. Our inability to obtain or maintain any or all of these factors could impair our ability to successfully implement our business strategy, which could have a material adverse effect on our results of operations and financial condition.

     15. Changes in Electronic Financial Credit and Payment Procedures. At the current time, there is substantial development in the manner in which consumers pay merchants for goods and services. In addition to credit cards, consumers use, inter alia, smart cards, debit cards, ATM machines, signature verification processes, and the internet. The Company's current business operations are based upon these changes in payment methodology.
For this reason, the Company offers through purchase and lease a wide variety of equipment which a merchant can use to obtain virtually instantaneous electronic payment for products and services sold to a consumer. In addition, the Company offers access to low rate processing services for such transactions. The Company believes that its wide variety of equipment and its low rate processing services makes it extremely competitive. However, the industry is rapidly changing and developing and the Company must keep abreast of such developments and changes as they occur if it is to remain competitive. Furthermore, the rapid development of the industry may cause certain products or services to become obsolete. There can be no assurance as to which services, if any, may become obsolete and what effect obsolescence will have on the Company.
Also, as the amount of national debt increases or decreases, federal and state governments may regulate this industry through the passage of new laws. Currently, only the banking aspects of this industry are regulated. There is no way to predict the effect that additional regulation would have upon the manner in which the Company does business.

     16. Securities Market Factors. There is currently no public market for the Company's Common Stock. Should there develop a market for the Company's Common Stock, the market price for the Company's Common Stock may be significantly affected by such factors as the Company's financial results, introduction of new services, competitive companies and products and general economic conditions. Additionally, in recent years, the stock market has experienced a high level of price and volume volatility. During this period, market prices for many companies, particularly small and emerging growth companies, have experienced wide price fluctuations not necessarily related to the operating performance of such companies. The market price for the Company's Common
Stock may be affected by general stock market volatility. If a market does not develop for the Company's Common Stock, new investors and the Selling Shareholders may be required to retain their stock position in the Company for an indefinite period of time.

     17. Effect of Economy. The electronic financial transaction industry is dependent upon consumer purchase of goods from merchants. Management believes that the greater the volume of such consumer purchases, the greater will be the need for the products and services offered by the Company. In the event of a poor economy, not only will consumer purchases decrease, but merchants will be less willing to invest in new equipment to effect electronic transfers. Thus, a poor economy should have a material negative effect on the Company's operations and may make it impossible for the Company to proceed with its current plan of operations.

     18. No Liability or Other Insurance. Our business may expose us to potential liability risks that are inherent in the marketing of products. However, we do not currently have any liability insurance. Since products liability insurance is expensive, there can be no assurance that we will be able to obtain or maintain such insurance on acceptable terms or, if obtained, that such insurance will provide adequate coverage against potential liabilities.
Although we are attempting to become additional insureds on the policies of the manufacturers from whom we purchase equipment, there can be no assurance that we will be able to do so. In addition, the Company intends to obtain general liability insurance to cover the day to day risks of operating a business. Notwithstanding the foregoing, the Company intends to attempt to avoid activities which contain unacceptable liability exposure. Nonetheless, Management believes that the inability to obtain appropriate insurance could have a material adverse effect upon the business operations and growth and the Company's ability to expand the business.

     19. Competition. The Company is in a very competitive industry. The financial electronic transaction industry continues to undergo change and competition is intense and is expected to increase. There can be no assurance that competitors have not or will not succeed in developing techniques or procedures that are more attractive and/or easy to use and would, accordingly, render our products and services obsolete and noncompetitive.
Furthermore, much of our competition has substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do.

     20. No Assurances of Revenue or Operating Profits. To date, the Company has generated no revenue and neither the Company nor SSET has generated any profit. There can be no assurance that the Company will be able to develop or maintain consistent revenue sources or that the Company's operations will become profitable.

     21. Federal Income Tax Consequences. We have obtained no ruling from the Internal Revenue Service and no opinion of counsel with respect to the federal income tax consequences of the purchase or sale of the Common Stock. Consequently, investors must evaluate for themselves the income tax implications which attach to their purchase, and any subsequent sale, of the Common Stock. However, Management believes that any profit generated from the sale of the Common Stock in the Company will be treated as a long-term or short-term capital gain.

     22. Management. Except for Mr. Graham and Mr. Gifis, the current Company Management has only limited experience in the electronic reporting and processing of financial transactions. (See "Management"). This could prove to be detrimental to the Company's growth and success. Since success or failure of the Company depends to a large extent upon Management, their lack of experience and its effect on the Company's business could have a substantial adverse impact upon the Company's operations.

     23. Potential Conflicts of Interest. Company Management is, and will continue to be, involved in the management of businesses in addition to the business of the Company. Therefore, Management's time will not be devoted to the Company on a sole basis. There can be no assurance that due to other competing business interests, Management will be able to devote sufficient time to the Company's business although it intends to do so.

     Furthermore, Management may become involved in other businesses which compete for the business of the Company.
Although Management intends to operate in a fair and reasonable way with respect to business decisions affecting the Company, there can be no assurance that it will be able to do so.

     24. Sales Force of Independent Contractors. The Company operates from offices located in California and in other States using independent contractors for its sales force. There can be no assurance that the Company will be able to find sufficient numbers of independent contractors to keep the various offices operating or that the Company will be able to manage such independent contractors sufficiently to keep the offices operating at maximum efficiency and profitability. Therefore, the Company's ability to successfully hire and manage its sales force in the various states may have a material impact upon the financial success and growth of the Company. This is especially true as the number of offices in the various States increases.

Item 4.   Use of Proceeds.

     There will be no proceeds to the Company from the sale of the Common Stock by the Selling Shareholders.

Item 5.   Determination of Offering Price.

     Management has considered the following factors to determine the offering price herein. In this regard, the Common Stock is not yet quoted on the OTC Bulletin Board or any other national securities exchange or automated quotation system and as such does not currently have an average bid or ask price. The offering price of the Common Stock was determined by the Company Management based upon its own evaluation of Company operations and Company potential. Such value has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because the Company has no significant operating history and has not generated any significant earnings to date, the offering price of the Common Stock is not based on past earnings, nor is the offering price of the Common Stock indicative of current market value for the assets owned by the Company.

Item 6.  Dilution.

     As of October 31, 2000, there were 1,833,189 shares of Common Stock issued and outstanding with a net tangible book value of ($2,685) or a net tangible book value of ($.00146) per share. On
November 7, 2000, the Company purchased SSET for 10,057,500 shares of Common Stock, a portion of which shares are being registered herein.

     The Company is registering 1,125,000 shares paid by the Company to acquire SSET at $2.00 per share. Thus, as of November 7, 2000, there are 11,845,689 shares of the Company's Common Stock issued and outstanding.

     Assuming that as of October 31, 2000, the Company had obtained all the assets of SSET, there would be a total of 11,845,689 shares of Common Stock issued and outstanding with a net tangible book value of ($99,213) or a net tangible book value of ($.00837) per share. Assuming that all 1,125,000 shares registered hereby were sold, the purchasing shareholders would own 9.49% of the outstanding shares.
The dilution to the purchasing stockholders would be $2.00837 per share or (1.00415) per share based on a purchase price of $2.00 per share.

     Net tangible book value per share is obtained by subtracting from the total tangible assets the total liabilities and then dividing the sum by the total number of outstanding shares. Dilution is the difference between the public Offering price per share and the net tangible book value per share immediately after the Offering.

     The following Chart sets forth dilution.

Public Offering price per share               $2.00

Net tangible book value per share
  as of October 31, 2000                     ($ .00837)

Pro forma net tangible book value
  per share after Offering                   ($ .00837)

Dilution per share to investors               $2.00837

Gain per share to original shareholders       $2.00837

Item 7.  Selling Shareholders.

     The following table sets forth the number of shares of Common Stock which may be offered for sale from time to time by the Selling Shareholders. These shares of Common Stock constitute a part of the restricted Common Stock known to the Company to be beneficially owned by the Selling Shareholders. To the extent that they own any other restricted Common Stock or any unrestricted Common Stock, it shall be noted below. None of the Selling Shareholders have held any position or office with the Company, except as specified in the following table. Other than the relationships described below, none of the Selling Shareholders had or have any material relationship with the Company.

Baki Arbria
20,487 Shares of Common Stock
In addition, Mr. Arbria holds 479,513 shares of restricted Common
Stock.

Brandon Becker
663,539 Shares of Common Stock
In addition, Mr. Becker holds 2,271,875 shares of restricted
Common Stock and 236,342 shares of additional unrestricted
Common Stock.  Mr. Becker is also the Vice President and a
Director of the Company.

Lorraine Dorsey
250,000 Shares of Common Stock

Arlene Rosenblatt
20,487 Shares of Common Stock
In addition, Ms. Rosenblatt holds 1,296,875 shares of restricted
Common Stock and 118,171 shares of additional unrestricted
Common Stock.  Ms. Rosenblatt is also a Director of the Company.

Michael Sock
20,487 Shares of Common Stock
In addition, Mr. Sock holds 361,342 shares of restricted Common
Stock and 118,171 shares of unrestricted Common Stock.

Harry L. Wilson
25,000 Shares of Common Stock
In addition, Mr. Wilson holds 225,000 shares of restricted Common
Stock and is the Secretary, the Treasurer, and a Director of the Company.

Item 8.   Plan of Distribution.

     The Selling Shareholders may from time to time sell all or a portion of their shares of Common Stock in the over-the-counter market, or on any other national securities exchange on which the Common Stock is or becomes listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. These shares of Common Stock will not be sold in an underwritten public offering.
These shares of Common Stock may be sold directly or through brokers or dealers. The methods by which this Common Stock may be sold by the Selling Shareholders include: (a) a block trade
(which may involve crosses) in which the broker or dealer so engaged will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction; (b) purchases by a broker or dealer as principal and resale by such broker or dealer for its transactions in which the broker solicits purchasers; and (d) privately negotiated transactions. In effecting sales, brokers and dealers engaged by Selling
Shareholders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from Selling Shareholders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated which are not expected to exceed those customary in the types of transactions involved. Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a Selling Shareholder, to purchase as principal any unsold shares at the price required to fulfill the broker-deal commitment to such Selling Shareholder. Broker-dealers who acquire shares as principal may thereafter resell such shares from time to time in transactions
(which may involve crosses and block transactions and sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market or otherwise at prices and on terms then prevailing at the time of sale, at prices then related to the then-current market price or in negotiated transactions and, in connection with such resales, may pay to, or receive from, the purchasers of such shares commissions as described above.

     In connection with the distribution of their Common Stock, the Selling Shareholders may enter into hedging transactions with broker-dealers. In connection with such transactions, broker-dealers may engage in short sales of the Common Stock in the course of hedging the positions they assume with the Selling Shareholders. The Selling Shareholders may also sell the Common
Stock short and redeliver the Common stock to close out the short positions. The Selling Shareholders may also enter into option or other transactions with broker-dealers which require the delivery to the broker-dealer of the shares of Common Stock. The Selling Shareholders may also loan or pledge the shares of Common Stock to a broker-dealer and the broker-dealer may sell the Common
Stock so loaned or upon a default the broker-dealer may affect sales of the pledged shares. In addition to the foregoing, the Selling Shareholders may enter into, from time to time, other types of hedging transactions.

     The Selling Shareholders and any broker-dealers participating in the distributions of the Common Stock may be deemed to be "underwriters" within the meaning of Section 2(11) of the 1933 Act and any profit on the sale of the Common Stock by the Selling
Shareholders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts under the 1933 Act.

     The shares of restricted Common Stock may also be sold pursuant to Rule 144 under the 1933 Act beginning one year after issuance, provided such date is at least 90 days after the date of this Prospectus.

     The Company has filed the Registration Statement, of which this Prospectus forms a part, with respect to the sale of the Common Stock. There can be no assurance that the Selling Shareholders will sell any or all of the shares of Common Stock offered hereunder.

     Under the Securities Exchange Act of 1934 ("Exchange Act") and the regulations thereunder, any person engaged in a distribution of the shares of Common stock offered by this Prospectus may not simultaneously engage in market making activities with respect to the Common Stock of the Company during the applicable "cooling off" periods prior to the commencement of such distribution. In addition, and without limiting the foregoing, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including, without limitation, Rules 10b-6 and 10b-7, provisions of which may limit the timing of purchases and sales of Common Stock by the Selling Shareholders.

     We have advised the Selling Shareholders that, during such time as they may be engaged in a distribution of any of the shares of Common Stock the Company is registering by this Registration Statement, they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934. In general, Regulation M precludes any Selling Shareholder, any affiliated purchasers and any broker-dealer or other person who participates in such distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer or other person who has agreed to participate or who is participating in a distribution.

     Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. The stabilizing transactions may cause the price of the Common Stock to be higher than it would otherwise be in the absence of these transactions. We have advised the Selling Shareholders that stabilizing transactions permitted by Regulation
M allow bids to purchase the Common Stock so long as the stabilizing bids do not exceed a specified maximum, and that Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling shareholders and distribution participants will be required to consult with their own legal counsel to ensure compliance with Regulation M.

Item 9.  Legal Proceedings.

     Except as described below, there are no legal actions pending against the Company nor are any such legal actions contemplated although from time to time, the Company may be party to various legal actions and complaints arising in the ordinary course of business.

     However, SSET and Michael Venni, the Manager of SSET's Los Angeles office, are named in a lawsuit entitled E-Commerce Processing, a California corporation v. Michael Venni and Single Source Electronics (sic) Transactions, Los Angeles Superior Court Case No. BC 237039. The case alleges that SSET wrongfully hired E-Commerce Processing ("ECI") staff from ECI, that SSET took
ECI trade secret information, leads, and customers, that SSET defamed ECI, and that SSET committed unfair competition. ECI seeks unspecified compensatory and punitive damages.

     SSET denies ECI's allegations and denies that it owes any amount to ECI. SSET also contends that ECI is interfering with its business by calling its staff in order to threaten and harass them and by defaming SSET. SSET has filed a cross-complaint against ECI for defamation, interference with prospective business advantage, and various other torts. SSET has no other actions pending.

Item 10.  Management.

     The directors and principal executive officers of the Company are as follows:

Name                Age       Position

Arnold F. Sock      46        President and Director

Brandon Becker      29        Vice President and Director

Harry L. Wilson     56        Secretary, Chief Financial
                              Officer and Director

Pamela Becker       54        Director

Arlene Rosenblatt   66        Director

     Arnold F. Sock was elected a Director of the Company in July, 2000 and President in September, 2000. Since 1994 Mr. Sock has been a Consultant to various businesses regarding business, management, operations, accounting, financial and legal matters. He has also been an officer and/or director of various businesses.

     Mr. Sock currently serves in the following capacities with the following companies: Chairman of the Board and Secretary of Tax Debt Negotiators, Inc. (TDN) (a tax debt resolution firm) since December, 1998; President of Taxpayer Service Network, Inc.
(TSN) (an EAP provider offering tax and credit debt resolutions) since October, 1999; and Director and Secretary of TDN
Marketing Corporation (markets TDN and TSN products and services) since April, 2000.

     Prior to becoming President of the Company, Mr. Sock was a Director and President of Internet Business's International, Inc., a publicly traded company (OTC:BB: IBUI) from November, 1998 through August, 1999. Prior to that Mr. Sock was Director of Operations for Commercial Ventures, Inc., a real estate investment company from September, 1997 to September, 1998. For the four years prior to that Mr. Sock provided business consulting services to a wide variety of businesses.

     Mr. Sock teaches real estate law for the Construction Management Certificate program at California State University at Dominquez Hills as an Adjunct Professor. Mr. Sock has an Associate in Science degree in Business Administration and a Bachelor of Science degree in Accounting from Roger Williams University, a Juris Doctorate degree from the University of West Los Angeles and a Master of Laws in Taxation from Golden Gate University Law School. Mr. Sock is a member of the California State Bar.

     Brandon Becker was elected Vice President and a Director of the Company in September, 2000. Since 1998, Mr. Becker has been President of Los Angeles Commercial Investments, Inc., a business broker. Mr. Becker is also a Director of Tax Debt Negotiators,
Inc., a corporation which provides assistance to persons with state and federal tax debt problems. From 1995 to 1998, Mr. Becker was the Manager of Venture Capital Investment Group, Inc., which assists businesses in resolving their debt problems. From 1991 to 1994, Mr. Becker was Executive Vice President for Concord
Business Investments, a business broker.  Mr. Becker attended
Santa Monica City College.  Brandon Becker is the son of Pamela
Becker.

     Harry L. Wilson was elected a Director of the Company in July, 2000 and Secretary and Chief Financial Officer in September,
2000. Since 1998, Mr. Wilson has been President and a Director of Tax Debt Negotiators, Inc., a corporation which provides assistance to persons with state and federal tax debt payment problems. From 1994 to 1998, Mr. Wilson was Director of Central Processing for Kaye Kotts, which negotiates the resolution of IRS collection matters. From 1997 to 1998, Mr. Wilson was Secretary/Treasurer of IRS Solutions, which provides assistance to persons with state and federal tax debt problems. Mr. Wilson holds a Bachelor of Arts degree from the University of California at Santa Barbara and an MBA from Pepperdine University.

     Pamela Becker was elected a Director of the Company in July, 2000. Since 1991, Mrs. Becker has been the Escrow Officer/Manager of Vera's Escrow and its predecessor First City Escrow. Prior to 1991, Mrs. Becker owned and operated various businesses including a Burger King franchise and several hotels. Mrs. Becker attended the University of California at Berkeley and Boston University. Mrs. Becker is the mother of Brandon Becker.

     Arlene Rosenblatt was elected a Director of the Company in July, 2000. Mrs. Rosenblatt is a Consultant to small businesses regarding computer-related problems. Mrs. Rosenblatt is also a retired Certified High School Teacher with additional training for certification in business organizations, computers and math. Mrs. Rosenblatt is active with and has served as President of various community organizations which have an emphasis in business management and cost control. Mrs. Rosenblatt has a Bachelor of Science degree from the University of California at Los Angeles.

     Additionally, it is anticipated that Messrs. William Graham and Arnold Sock will serve as executive officers of SSET as it continues operations. It is anticipated that Mr. Graham will become the president and Mr. Arnold Sock will become the Secretary and Treasurer of SSET. It is anticipated that Mr. Melvin Gifis will remain as National Sales Manager of SSET.

     William Graham, 58, was the President of SSET from its formation in 1998 until it was acquired by the Company. From
1995 until SSET began operating in January, 2000, Mr. Graham was an independent sales officer for 1st National Processing and 1st National Bankcard of Simi Valley, California, one of the largest independent processors for credit card transactions in the United States. Previous to that, Mr. Graham was Vice President and National Trainer for T.V. Fanfare, an advertising firm, for which Mr. Graham worked off and on for 22 years. Mr. Graham has been involved in direct sales for his entire career.

     Melvin Gifis, 57, became employed by SSET in December 1999 as National Sales Manager. Prior to that time Mr. Grifis was employed by Aamco Transmissions, Inc., as a Consultant to its franchisees. Mr. Gifis has worked in the automotive industry for more than 25 years and has held senior management positions with various franchisees of General Motors, Ford Motor Company and Aamco Transmissions, Inc. Mr. Gifis attended Pasadena City College.

     Additionally, it is anticipated that Mr. Sock, Mr. Becker,
Ms. Becker, Mr. Wilson and Ms. Rosenblatt will continue to serve as the directors of SSET.

Item 11.  Security Ownership of Certain Beneficial Owners and
          Management.

     The following tables set forth certain information regarding the beneficial ownership of the Company's Common Stock as of November 7, 2000, by each person or entity known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, each of the Company's directors and named executive officers, and all directors and executive officers of the Company as a group. On November 7, 2000, there were 11,845,689 shares of Common Stock issued and outstanding.

     (a)  Security Ownership of Certain Beneficial Owners.

     As of November 7, 2000, the following shareholders held more than 5% of the issued and outstanding Common Stock of the
Company:

               Name and Address of     Amount and Nature of    Percent of
Title of Case   Beneficial Owner       Beneficial Ownership      Class

Common         Brandon Becker            3,171,756 shares        22.90%
               10780 Santa Monica Blvd.  direct ownership
               Santa Monica, CA 90025

Common         Kendra Becker               918,171 shares         6.63%
               10780 Santa Monica Blvd.   direct ownership
               Santa Monica, CA 90025

Common         Pamela Becker               935,533 shares         6.75%
               10780 Santa Monica Blvd.   direct ownership
               Santa Monica, CA 90025

Common         Arlene Rosenblatt          1,435,533 shares       10.36%
               10780 Santa Monica Blvd.   direct ownership
               Santa Monica, CA 90025

Common         Julie Rosenblatt             918,171 shares        6.63%
               10780 Santa Monica Blvd.    direct ownership
               Santa Monica, CA 90025

Common         Arnold F. Sock              1,421,875 shares      10.26%
               10780 Santa Monica Blvd.    direct ownership
               Santa Monica, CA 90025

     (b)  Security Ownership by Management.

     As of November 7, 2000, the following table shows the amount of Common Stock beneficially held by Management:

                Name and Address of     Amount and Nature of    Percent of
Title of Class   Beneficial Owner       Beneficial Ownership      Class

Common         Brandon Becker              3,171,756 shares       22.90%
               10780 Santa Monica Blvd.    direct ownership
               Santa Monica, CA 90025

Common         Pamela Becker                 935,533 shares        6.75%
               10780 Santa Monica Blvd.     direct ownership
               Santa Monica, CA 90025

Common         Arlene Rosenblatt           1,435,533 shares       10.36%
               10780 Santa Monica Blvd.    direct ownership
               Santa Monica, CA 90025

Common         Arnold F. Sock              1,421,875 shares       10.26%
               10780 Santa Monica Blvd.    direct ownership
               Santa Monica, CA 90025

Common         Harry L. Wilson              250,000 shares         1.80%
               10780 Santa Monica Blvd.    direct ownership
               Santa Monica, CA 90025

Common         Officers and Directors      7,214,697 shares       52.10%
               Taken as a Whole            direct ownership

     Beneficial Ownership. Beneficial ownership is determined in accordance with the rules of the Commission and generally includes voting or investment power with respect to securities. In accordance with Commission rules, shares of the Company's
Common Stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of the Company's Common Stock indicated as beneficially owned by them.

     (c)  Changes in Control.

     Management of the Company is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Section 228.403(c) of Regulation S-B.

Item 12.  Description of Securities.

     The Company is authorized to issue 100,000,000 shares of Common Stock, $.001 par value, with each share of Common
Stock having equal rights, including voting privileges. The holders of the Company's Common Stock are entitled to one vote for each share of record and each fractional share shall be entitled to a corresponding fractional vote, on all matters to be voted on by shareholders. There is no cumulative voting.

     The holders of the Company's Common Stock are entitled to receive dividends when, as and if declared by the Company's Board of Directors from funds legally available therefor; provided, however, that cash dividends are at the sole discretion of the Company's Board of Directors. In the event of liquidation, dissolution or winding up of the Company, the holders of Common
Stock are entitled to share ratably in all assets remaining available for distribution to them after payment of liabilities of the Company and after provision has been made for each class of stock, if any, having preference in relation to the Company's Common Stock.

     Holders of the shares of the Company's Common Stock have no preemptive rights. All of the outstanding shares of the Company's Common Stock are duly authorized, validly issued, fully paid and non-assessable.

     Dividend Policy. Any payment of dividends will be at the sole and absolute discretion of the Company's Board of Directors and will depend upon earnings, financial condition, capital requirements, amount of indebtedness, contractual restrictions with respect to payment of dividends, and other factors. Any such dividends may be paid in cash, property or shares of the Company's Common
Stock. The Company has not paid any dividends since its formation, and it is not probable that any dividends on the Company's $.001 par value Common Stock will be declared at any time in the foreseeable future. Any future dividends will be subject to the discretion of the Company's Board of Directors, and will depend upon, among other things, the operating and financial condition of the Company, the Company's capital requirements and general business conditions. Therefore, there can be no assurance that any dividends on the Company's $.001 par value Common
Stock will be paid in the future.

                COMMON STOCK ELIGIBLE FOR FUTURE SALE.

     If the Company's shareholders sell substantial amounts of the Common Stock in the public market following this offering, the prevailing market price of the Common Stock could decline, as well as the Company's ability to raise equity capital in the future. Upon the closing of this offering and assuming all shares of Common
Stock available for sale herein are sold, the Company will have outstanding an aggregate of 11,845,689 shares of Common Stock (including the Common Stock being offered herein). All of the Common Stock sold in this offering will be freely tradeable without restriction and other shares of the Company's Common Stock will be eligible for sale in the public market as follows:

Number of
 Shares      Nature of Shares              When Available For Sale

1,833,189    Common Stock acquired         Stock is currently
             through a 1994 Exchange       freely tradeable without
             Offer Promulgated Under       restriction on transfer
             Rule 504 which was            or resale.
             completed in 1995

8,887,500    Shares acquired on purchase   Restriction on Shares
             of SSET and not registered    may be removed in
             herein                        accordance with the
                                           provisions of Rule 144.

Item 13.  Interest of Named Experts and Counsel.

     No "expert", as that term is defined pursuant to Section 228.509(a) of Regulation S-B, or the Company's "counsel", as that term is defined pursuant to Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in the Company, or was a promoter, underwriter, voting trustee, director, officer or employee of the Company, at any time prior to the filing of this Registration Statement.
Item 14. Disclosure of Commission Position on Indemnification for Securities Act Liabilities.

  IN THE OPINION OF THE SECURITIES AND EXCHANGE
COMMISSION, INDEMNIFICATION FOR LIABILITIES
ARISING PURSUANT TO THE SECURITIES ACT OF 1933 IS
CONTRARY TO PUBLIC POLICY AND, THEREFORE,
UNENFORCEABLE.

Item 15.  Organization Within Last Five Years.

     On November 7, 2000, the Company purchased 100% of the issued and outstanding stock of SSET for 10,012,500 shares of restricted Common Stock in the Company. The acquisition was made in order to permit the Company to acquire the financial electronic transaction business of SSET. The Company's stock was distributed to the shareholders of SSET on a pro rata basis. For a breakdown of such stock, please see the chart contained below:

Name of Shareholder      Number of Shares of SSFS Common Stock

(a)  Baki Arbria                     500,000
(b)  Brandon Becker                2,935,414
(c)  Kendra Becker                   800,000
(d)  Martin Becker                   200,000
(e)  Pamela Becker                   817,362
(f)  Lorraine Dorsey                 250,000
(g)  Mara Gorodezky                  125,000
(h)  Arlene Rosenblatt             1,317,362
(i)  Julie Rosenblatt                800,000
(j)  Sid Rosenblatt                  200,000
(k)  Arnold F. Sock, Esq.          1,303,704
(l)  Leona Sock                      131,829
(m)  Michael Sock                    381,829
(n)  Harry L. Wilson                 250,000
                                  10,012,500

     In this regard, it should be noted that Brandon Becker, Kendra Becker, Martin Becker, and Pamela Becker are immediate family members. It should also be noted that Sid Rosenblatt, Julie Rosenblatt and Arlene Rosenblatt are immediate family members. Arnold F. Sock, Michael Sock, and Leona Sock are also immediate family members.

     The Company has no parent companies and other than SSET, the Company has no subsidiaries.

     Additional information about certain relationships and related transactions is provided more completely under the portion of this Prospectus entitled "Certain Relationships and Related
Transactions" at Item 19 below.

Item 16.  Description of Business.

     (a)  Business Development.

     Single Source Financial Services Corporation is a New York corporation which was incorporated on September 19, 1994 under the name Ream Printing Paper Corp. On October 18, 2000, the Board of Directors voted to change the name of the corporation to Single Source Financial Services Corporation which name change took place in November, 2000.

     The Company has never been in bankruptcy, receivership, or any similar proceeding.

     On November 7, 2000, the Company acquired Single Source Electronic Transactions, Inc., a Nevada corporation ("SSET") for 10,012,500 shares of Common Stock in the Company. Prior to the acquisition, the Company had not engaged in any business for a number of years.

     SSET was formed in January, 1998, and commenced operation in California in January, 2000. Although the Company has operated, to date, at a loss, SSET's business has expanded and Management believes that SSET will become profitable after approximately two or three months due to the continued expansion of the business in sales volume and geographic coverage.

     The purchase of SSET was a material acquisition by the Company and constitutes the initial business which the Company intends to acquire. Based upon such acquisition, the Company sells and leases all types of financial electronic transaction equipment to merchants and offers the merchants access to electronic processing of such transactions. In the event that the merchant elects to acquire the equipment through a lease transaction, SSET sells the lease to an equipment leasing company at a discounted rate. Although SSET has been operating since January, 2000, the Company has been involved in the operation of the SSET business for less than a week.

     Based upon the SSET acquisition, the Company has acquired 7 offices located in Los Angeles, California, Mission Hills, California, Irvine, California, San Diego, California, Houston, Texas, Providence, Rhode Island, and Denver, Colorado. The Company has also acquired an independent contractor who is selling for the Company in Florida. Thus, as a result of the acquisition, the Company currently has approximately twenty-five employees who are managers and administrative personnel responsible for the individual offices and the Company as a whole and approximately seventy independent contractors who are responsible for selling the Company's products directly to individual merchants. The independent contractors are commissioned while the Company's employees are salaried. As of this time, the Company is considering closing of its Mission Hills office and has hired a new Florida independent contractor to replace the former independent contractor who was let go.

     The Company operates as an independent sales organization. The term "independent sales organization" means that the Company does not have a formal relationship with any specific processor.
This is the first and only business which the Company has operated during the past three years.

     (b)  Business of Issuer.

     At the current time, the Company's exclusive business is the sale and lease of various types of financial electronic transaction equipment to merchants and the offer to merchants of access to electronic processing of such transactions. However, in those cases where a merchant elects to lease equipment, SSET sells the lease to
an equipment leasing company.   The Company offers processing
services through 1st National Processing, a third party processor. With respect to those accounts which the Company refers to 1st National Processing, the Company receives a small residual steam of payments from the processor. The payments constitute a small percentage of the business sent to the processor by those customers referred to the processor by the Company and is called a "residual".

     The Company operates by causing its independent contractors to contact merchants in order to sell or lease to the merchants equipment to perform financial electronic transactions such as credit and debit card transactions. At the current time, the Company has approximately 25 full-time employees and approximately 70 independent contractors. The Company carries a number of different brands of electronic transaction processing equipment and sells and leases the equipment at prices ranging from $500.00 to $2,500.00. The Company also offers electronic transaction processing services to the Company's equipment buyers or lessees through 1st National Processing in order to permit 1st National Processing to process the customer's electronic transactions.

     The Company offers a wide variety of electronic transaction processing equipment to merchants including, without limitation, credit card processing equipment, debit card processing equipment, smart cards, ATMs, electronic check verification services, and internet web sites capable of taking credit cards, debit cards, and checks. The Company also offers what it believes to be the lowest transaction processing fee available.

     Basically, such a credit or debit card transaction is done as follows: The card is swiped through a terminal at the merchant's facility and an amount of purchase is punched in. Thereafter the card and transaction information is electronically transmitted to a third party processor. The processor sends the information to a database network to verify that the card is not listed as stolen, lost, altered or otherwise invalid. If the card is valid, the third party processor then elects to process the transaction or forward it to a larger processor for processing. The election is made based on the transaction amount, type of merchant, and whether the card was used at the terminal or the card information was orally provided
(e.g., telephone order). Next, the processor contacts the card issuer's bank (issuing bank) to see if there is sufficient credit available on the card account to allow the transaction to be approved. If the transaction is approved the issuing bank sends the funds due to the processor's bank (settlement bank). The settlement bank then deducts the processor's fees, placing them in the processor's account, and forwards the balance to the merchant's bank (receiving bank). These transactions are almost instantaneous and allow for the prompt exchange of funds.

     Additionally, after the transactions is completed, a portion of the funds collected by the processor are paid to the independent sales offices as a residual. Although the residual per transaction is very small, due to a large number of transactions, the residual can increase in value substantially. For example, SSET's current residual is about 15% of the amount received by the processor.

     Since the Company has taken over the SSET business, there has been no publicly announced new product or service. Likewise, there is no major customer since the customer base is fairly broad. The business does not utilize raw materials. The business does purchase equipment for resale and lease and such equipment is readily available. The Company's major suppliers are CrossCheck, Inc. for check guarantee equipment, Talento for EFT Terminals, MAGTEK for MICR Check Readers, TASQ for ATMs, and similar dealers for other related equipment.

     The Company has no patents, trademarks, licenses, franchises, concessions, royalties or labor contracts. However, the Company intends to develop and trademark an appropriate corporate logo over the next few months.

     Although electronic transaction processing is regulated through the banking industry, the business in which the Company operates is not regulated by any governmental entity. The Company is aware of no environmental law issues in connection with the Company's operations.

     The Company is aware of no current attempts to impose governmental regulation on the Company's current business. Therefore, the Company is unable to predict in any meaningful way what regulation, if any, would be imposed and what effect it would have upon the Company. However, the Company Management believes that it would be able to comply with all such regulations and that to the extent such regulation caused certain companies to cease operations, it would improve the Company's competitive position.

     Although the electronic financial transaction industry is relatively new, it has generated a good deal of interest since it permits merchants to obtain prompt payment for their sales of goods and services at a relatively small price. As a result thereof, the business is very competitive and there are thousands of companies seeking to sell such services or to process such transactions. The Company believes that it has an edge over many of its competitors because it has an extremely wide variety of electronic transaction methods available to its customers and because it offers what Management believes to be the lowest transaction processing fees in the United States through 1st National Processing. The diversity in transaction processing methods is important since it permits customers to purchase all of its electronic financial transaction equipment needs from a single seller.

     (c)   Reports to Security Holders.

     As of this time the Company is not required to deliver any annual reports to its security holders. However, commencing on October
31, 2001, the Company intends to do so voluntarily. Management currently intends that such reports will include audited financial statements.

     The Company is not yet a reporting company. However, after this Registration becomes effective, the Company intends to file the required quarterly and annual reports.

     The Company's web site is located at www.ssetonline.com. This web site explains the services currently offered by the Company.
Its toll free telephone number is (888) 262-1600.

Item 17.  Management's Discussion and Analysis of Financial
          Condition and Results of Operations

     (a)  Plan of Operation.

     During the next 12 months, the Company intends to expand its current operations by the opening and development of new offices in various additional parts of the United States. In order to open a new office, the Company must lease space, hire and train management for the office and hire and train independent contractors to sell the Company's products to merchants. The
Company believes that the cost of opening an office is approximately $25,000 to $50,000. This includes maintaining a small inventory of equipment and waiting for the generation of sales after the office is opened. It is anticipated that as each office is open, the Company will add 2 to 5 management employees and 5 to 15 independent contractor salesmen. This cost can be minimized by hiring experienced management and sales staff in the various locations where the Company desires to open. Historically, the Company has expanded its business and covered operating deficits by borrowing, and repaying, funds from existing major shareholders.
The Company anticipates that it will continue to do so over the next year.

     Absent the development of a new electronic transaction modality, the Company does not anticipate adding any new products to those currently offered. However, depending upon customer demand, the Company may add additional brands of equipment to those which it currently sells.

     The Company does not anticipate adding any significant plant or equipment. Nor does the Company anticipate engaging in any product research and development.

     However, the Company is currently considering the acquisition of an electronic transaction processor. The Company believes that the acquisition of a processor will enable the Company to maximize the income from those merchants which it signs for processing.
Management also believes that it can acquire a small to mid-size processor for Company stock and approximately $1,000,000 in cash depending upon the processor. This will enable the Company to obtain income from processing transactions which can be referred to the Company's processor by independent sales offices in addition to those owned by the Company. However, there can be no assurance that such an acquisition will occur during the next 12 months or at all.

     In addition, the Company would also consider the acquisition of any other complimentary financial services business which may be presented to the Company. However, there can be no assurance that such a business opportunity will be presented to the Company or that if such an opportunity is presented to the Company, the Company will be able to acquire such a business on terms acceptable to it.

     (b)  Management's Discussion and Analysis of Financial
          Condition and Results of Operations.

     During the past 2 years, the Company has had no business operations and there have been no changes in its financial condition until November 7, 2000. On November 7, 2000, the Company acquired SSET for 10,012,500 shares of its Common Stock.
However, the Company has not operated SSET for a sufficient time to enable it to present a meaningful analysis of those issues presented for discussion herein.

     However, Management currently believes that the Company will have 3 sources of funds available to it during the next 12 months. First, the Company should generate profit from its sales and leasing of electronic transaction equipment. Second, the Company should generate income from its residual steam. Third, the Company should generate capital from its sale of the stock registered herein.

     One trend which Management believes will impact liquidity is that as a number of customers referred to 1st National Processing increases, so will the amount of residuals received by the Company on a monthly basis. Additionally, although Management believes that SSET will continue to expand its operations and increase its revenue under the Company, there is uncertainty since the Company has only been involved with SSET for a very short time.

     The Company has no material commitments. Although the Company anticipates that it will expand and that it may acquire other businesses, there are no existing commitments that require it to do so.

     Although the Company's business is not seasonal in nature, the residuals tend to be larger during the holiday season because there are a greater number of consumer transactions.

Item 18.  Description of Property.

     The Company does not own any real estate or any other significant property. However, the Company does lease the following offices:

     1.  Los Angeles Office, 10780 Santa Monica Blvd., Suite 240,
         Los Angeles, California 90025;

     2.  San Diego Office, 11440 West Bernardo Court, Suite 30,
         San Diego, California 92127;

     3. Mission Hills Office, 15545 Devonshire Street, Suite 200, Mission Hills, California 91345;

     4.  Orange County Office, 17900 Skypark Circle, Suite 230,
         Irvine, California 92614;

     5.  Rhode Island Office, One Davol Square, Suite 9,
         Providence, Rhode Island 02903;

     6. Denver Office, 707 Seventeenth Street, Suite 2972, Denver, Colorado 80202; and

     7.  Houston Office, 1000 F.M. Road, Suite 206, Houston,
         Texas 77090.

Item 19.  Certain Relationships and Related Transactions.

     On November 7, 2000, the Company purchased 100% of the issued and outstanding stock of SSET for 10,012,500 shares of restricted Common Stock in the Company. The acquisition was made in order to permit the Company to acquire the financial electronic transaction business of SSET for the Company. The
Company's stock was distributed to the shareholders of SSET on a pro rata basis. For a breakdown of such stock, please see the chart contained in response to Item 15.

     In this regard, it should be noted that Brandon Becker, Kendra Becker, Martin Becker, and Pamela Becker are immediate family members. It should also be noted that Sid Rosenblatt, Julie
Rosenblatt and Arlene Rosenblatt are immediate family members.
Arnold F. Sock, Esq., Michael Sock, and Leona Sock are also immediate family members.

Item 20.  Market for Common Equity and Related Stockholder
          Matters.

     (a)  Market Information.

     The Company's Common Stock is not currently being traded on any public trading market or markets. The Common Stock is the only class of security issued by the Company.

     At the current time, there are 1,833,189 issued and outstanding shares of Common Stock which have no restriction on transfer or resale in accordance with a Rule 504 reorganization. Through this offering, the Company proposes to register 1,125,000 shares of Common Stock in the hands of certain investors. Subject to the offering becoming effective, there will be 2,958,189 shares of Common Stock eligible for trading.

     The remaining 8,932,500 shares of Common Stock issued to acquire SSET is restricted stock. The restriction on the transfer of such stock may be removed in accordance with the safe harbor contained in Rule 144. Rule 144 provides that after the stock is held for one year, the shareholders may sell the greater of 1% of the issued and outstanding stock of the Company or the average number of shares sold per week over the past 3 weeks through a broker-assisted public transaction in each fiscal quarter. Moreover, this requires that the issuer be current in its required final reporting. The same number of shares may be sold in each succession quarter until the shareholder has sold all his stock. Furthermore, after the stock has been held for 2 years, all remaining stock of the shareholder may be sold unless the shareholder is an affiliate. Thus, within the next year, all of the 8,932,500 restricted shares will be eligible for sale under Rule 144.

     (b)  Holders.

     At the current time, there are approximately 1,400 shareholders of the Company's Common Stock.

     (c)  Dividends.

     To date, no cash dividends have been issued. It is not anticipated that any will be issued in the foreseeable future. Management is aware of no restriction on its ability to pay dividends on its Common Stock.

Item 21.  Executive Compensation - Remuneration of Directors and
          Officers.

     During the Company's last completed fiscal year, ended October 31, 2000, no compensation was awarded to, earned by or paid to the President or any other officer or director of the Company, although compensation may be paid in the future.

     Monetary compensation of $150,000 per year is to be paid to William Graham, President of SSET, the business acquired by the Company on November 7, 2000. Mr. Graham will also be paid the cost of leasing a 2000 Lincoln, the monthly cost of a cell phone and the cost of his health benefits. Monetary compensation of $93,000 per year is to be paid to Melvin Grifis, National Sales Manager.
The Company will also pay the monthly cost of a cell phone for Mr.
Grifis.

     The Company has not entered into any employment contracts or any compensatory plan or arrangement with its officers or the officers or other personnel of SSET.

Item 22.  Financial Statements.

     Index to Financial Statements and Financial Statements appear hereinafter.

Item 23.  Changes in and Disagreements with Accountants on
          Accounting and Financial Disclosure.

     There have been no changes in or disagreements with the Company's accountants as required to be disclosed pursuant to
Section 228.304 of Regulation S-B.

                        LEGAL MATTERS

     The validity of the issuance of the shares of Common Stock offered hereby has been passed upon for the Company by Washor
& Associates, Los Angeles, California.

                           EXPERTS

     The financial statements of the Company for the fiscal year ended October 31, 1999 appearing in this Prospectus and Registration Statement have been included herein in reliance on the report of Rotenberg & Company, LLP, Certified Public Accountants, given on the authority of that firm as experts in accounting and auditing. Financial statements of Single Source Electronic Transactions, Inc. with a ten (10) month ending October 31, 2000 appearing in this Prospectus and Registration Statement have been included herein in reliance on the report of Jonathan P. Reuben, C.P.A., an accountancy corporation, given on the authority of that firm as experts on accounting and auditing.

                    ADDITIONAL INFORMATION

     The Company will be subject to certain informational requirements of the Exchange Act, and, in accordance therewith, will file reports and other information with the Commission. Such reports and other information can be inspected and copied at the public reference facilities maintained by the Commission at 450 Fifth
Street, N.W., Washington D.C. 20549 or at regional offices of the Commission at Northwestern Atrium Center, 500 West Madison
Street, Chicago, Illinois 60661 and Seven World Trade Center,
New York, New York 10048. Copies of such material can be obtained at prescribed rates from the Public Reference Section of the Commission at 450 Fifth Street, N.W., Washington, D.C.
20549. The Commission maintains a Web site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the Commission. The address of such site is http://www.sec.gov.

     A Registration Statement on Form SB-2 relating to the securities offered hereby has been filed by the Company with the Commission. The Prospectus does not contain all of the information set forth in such Registration Statement. For further information with respect to the Company and to the securities offered hereby, reference is made to such Registration Statement, including the exhibits thereto. Statements contained in this Prospectus as to the content of any contract or other document referred to in this Prospectus are not necessarily complete and in each instance reference is made to the copy of such contract or other document filed as an exhibit to the Registration Statement, each such statement being qualified in all respects by such reference.

                    INDEX TO FINANCIAL STATEMENTS

             SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                 (formerly REAM PRINTING PAPER CORP.)

                  FISCAL YEAR ENDED OCTOBER 31, 1999
                and FISCAL YEAR ENDED OCTOBER 31, 2000

                                                            Page

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-2

Independent Auditor's Report of Jonathon P. Reuben . . . . . F-3

Independent Auditor's Report of Rotenberg & Company, LLP . . F-4

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-5

Statements of Operations . . . . . . . . . . . . . . . . . . F-6

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-7

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-8

Notes to Financial Statements of Single Source
Financial Services Corporation (Formerly Ream
Printing Paper Corp.). . . . . . . . . . . . . . . . . . . . F-9


              SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

                  FISCAL YEAR ENDED OCTOBER 31, 1999
                and FISCAL YEAR ENDED OCTOBER 31, 2000

Table of Contents For Audited Financial Audited
Statements . . . . . . . . . . . . . . . . . . . . . . . . . F-10

Independent Auditors' Report . . . . . . . . . . . . . . . . F-11

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-12

Statements of Operations . . . . . . . . . . . . . . . . . . F-13

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-14

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-15

Cash Flow Worksheet. . . . . . . . . . . . . . . . . . . . . F-16

Notes to Financial Statements of Single Source
Electronic Transactions, Inc.. . . . . . . . . . . . . . . . F-17


             SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                 (formerly REAM PRINTING PAPER CORP.)

           UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

Pro Forma Combined Financial Data. . . . . . . . . . . . . . F-18

Unaudited Pro Forma Combined Statement of Operations . . . . F-19

Unaudited Pro Forma Combined Balance Sheets. . . . . . . . . F-20


                    REAM PAPER PRINTING CORP.
                  (A Development Stage Company)
                    (A New York Corporation)
                      Rochester, New York

                       TABLE OF CONTENTS

Independent Auditor's Report of Jonathon P. Reuben . . . . . F-3

Independent Auditor's Report of Rotenberg & Company, LLP . . F-4

Balance Sheet at October 31, 2000. . . . . . . . . . . . . . F-5

Statement of Operations and Deficit Accumulated During
   the Development Stage . . . . . . . . . . . . . . . . . . F-6

Statements of Stockholders' Deficit. . . . . . . . . . . . . F-7

Statement of Cash Flows. . . . . . . . . . . . . . . . . . . F-8

Notes to Financial Statements. . . . . . . . . . . . . . . . F-9

                              F-2

                    Independent Auditors' Report



Board of Directors
Single Source Financial Services Corporation
Los Angeles, California


We have audited the accompanying balance sheet of Single Source Financial Services Corporation, formerly Ream Printing Paper Corp., (A Development Stage Company) as of October 31, 2000, and the related statements of operations and deficit accumulated during the development stage, stockholder's deficit., and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. These standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Single Source Financial Services Corporation as of October 31, 2000, and the results of of its operations and its cash flows for the year then ended.



ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance. California
January 31, 2001

                              F-3

                         [Letterhead]

ROTENBERG & COMPANY, LLP
Certified Public Accountants and Consultants
Member of Summit International Associates, Inc.

                    INDEPENDENT AUDITOR'S REPORT

To the Board of Directors and Stockholders
Ream Paper Printing Corp.
Rochester, New York

     We have audited the accompanying balance sheet of Ream Paper Printing Corp. (A Development Stage Company) (A New York Corporation) as of October 31, 1999, and the related statements of operations, changes in stockholders' deficit, and cash flows for the period September 19, 1994 (date of inception) to October 31,
1999. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

     We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Ream Paper Printing Corp. as of October 31, 1999, and the results of its operations and its cash flows for the period September 19, 1994
(date of inception) to October 31, 1999, in conformity with generally accepted accounting principles.

Rochester, New York
November 2, 1999

ROCHESTER                          BUFFALO
500 First Federal Plaza            50 Dyke Road,
Rochester, NY 14614                West Seneca, NY 14224
Tel (716) 546-1158                 Tel (716) 675-4412
Fax (716) 546-2943                 Fax (716) 675-7670

               Email: cpa@rotenbergllp.com

                              F-4

Single Source Financial Services Corporation
Formerly Ream Printing Paper Corp. (A Development Stage Company)
Balance Sheets
                                                          October 31,
                                                       2000        1999
Assets
   Current Assets                                      $    0      $   0

        Total Assets                                   $    0      $   0

Liabilities and Stockholders' Deficit
   Current Liabilities
     Franchise taxes payable                           $  800      $1,515
     Accrued expenses                                       0       1,170

        Total Current Liabilities                         800       2,685

   Stockholders' Deficit
     Common Stock, $.001 par value, 100,000,000
       shares authorized, 1,833,189 shares issued
       and outstanding October 31, 2000 and 1999        1,833       1,833
     Additional Paid-in Capital                        12,298       9,166
     Deficit Accumulated During the Development Stage (14,931)    (13,684)

        Total Stockholders' Deficit                      (800)     (2,685)

          Total Liabilities and Stockholders' Deficit  $    0      $    0

                              F-5

Single Source Financial Services Corporation
Formerly Ream Printing Paper Corp. (A Development Stage Company)
Statements of Operation and Deficit Accumulated During the Development Stage
                                                                        Deficit
                                          For the Year Ended          Accumulated
                                              October 31,              During the
                                          2000          1999        Development Stage

Revenue                                 $        0     $       0        $       0

Operating Expenses
   General and administrative expenses      (1,247)          (55)         (14,931)

       Net Loss                         $   (1,247)    $     (55)       $ (14,931)

       Basic Loss Per Share             $  (0.0007)    $ (0.0000)

       Weighted Average Shares
         Outstanding                     1,833,189     1,833,189

                              F-6

Single Source Financial Services Corporation
Formerly Ream Printing Paper Corp. (A Development Stage Company)
Statements of Stockholders' Deficit
                                                                                    Deficit
                                                                                  Accumulated
                                                                     Additional    During the
                                                Common Stock           Paid-in    Developemnt
                                            Shares        Amount       Capital       Stage

Balance - September 19, 1994                     0        $    0      $     0       $      0

   Common stock issued for services      1,833,189         1,833        9,166              0

   Net loss from inception (9/19/94)
     through 10/31/98                            0             0            0        (13,629)

       Balance - October 31, 1998        1,833,189        $1,833      $ 9,166       $(13,629)

   Net loss for the year ended 10/31/99          0             0            0            (55)

       Balance - October 31, 1999        1,833,189         1,833        9,166        (13,684)

   Donated Capital                               0             0        3,132              0

   Net loss for the year ended 10/31/00          0             0            0         (1,247)

       Balance - October 31, 2000        1,833,189        $1,833      $12,298       $-14,931

                              F-7

Single Source Financial Services Corporation
Formerly Ream Printing Paper Corp. (A Development Stage Company)
Statements of Cash Flows
                                                                                        Accumulated
                                                            For the Year Ended            Deficit
                                                               October 31,               During the
                                                            2000          1999       Development Stage

Cash Flows from Operating Activities                      $ (1,247)     $  (55)         $	 (14,931)
   Net income (loss)
   Adjustments to reconcile net loss to net cash
     provided by operating activities:
        Organization costs                                       0           0              10,999
        Increase (Decrease) in Liabilities
          Increase (decrease) in franchise tax payable        (715)          0                 800
          Increase (decrease) in accrued expenses           (1,170)          0                   0

        Net cash used in operating activities               (3,132)        (55)             (3,132)

Cash Flows from Financing Activities
   Expenses paid by shareholders'                            3,132          55               3,132

        Net cash provided by financing activities            3,132          55               3,132

        Net Increase (Decrease) in Cash and Cash
          Equivalents                                            0           0                   0

        Beginning Balance - Cash and Cash Equivalents            0           0                   0

        Ending Balance - Cash and Cash Equivalents        $      0      $    0                   0

Supplemental Information:

   Cash Paid For:

     Interest Expense                                     $      0      $    0

     Income Taxes                                         $      0      $    0

                              F-8

                 NOTES TO FINANCIAL STATEMENTS OF
           SINGLE SOURCE FINANCIAL SERVICES CORPORATION
               (Formerly Ream Printing Paper Corp.)

Note 1 - Organization

       Ream Printing Paper Corp. (the "Company") was incorporated in New York on September 19, 1994, for the purpose of selling paper printing supplies. On November 2000, the Company's board of directors authorized its name to be changed to Single Source Financial Services Corporation.

       The Company is in the development stage as defined in FASB Statement 7. The Company has not paid any dividends and dividends, which may be paid in the future, will depend on the financial requirements of the Company and other relevant factors.

Note 2 - Summary of Significant Accounting Policies

       a.  Property and Equipment

           The cost of property and equipment is depreciated over the estimated useful lives of the related assets.
           Depreciation is computed on the straight-line method for financial reporting purposes and for income tax reporting purposes.

       b.  Net Loss Per Share

           The Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 128,
           "Earnings Per Share" ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS.

       c.  Cash and Cash Equivalents

           For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

       d.  Pervasiveness of Estimates

           The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.
           Actual results could differ from those estimates.

       e.  Income Taxes

           The Company accounts for its income taxes under the provisions of Statement of Financial Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method.
           The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

       f.  Fair Value of Financial Instruments

           Pursuant to SFAS No. 107, "Disclosures About Fair Value of Financial Instruments", the Company is required to estimate the fair value of all financial instruments included on its balance sheets as of June 30, 2000 and December 31, 1999. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.

Note 3 - Issuance of Common Stock

       The Company issued 10,999,133 shares of its common stock in exchange for services. In October 2000, the Company authorized a 6:1 reverse stock split thereby reducing the total number of shares outstanding to 1,833,189. The Company's financial statements have been prepared as if the reverse stock split occured at the Company's inception. Each share outstanding is entitled to one vote.

Note 4 - Income Taxes

       For income tax reporting purposes, the Company is treated as a start up. All losses the Company incurred prior to the commencement of its operations are suspended. As of October 31, 2000, the Company has suspended losses of approximately $15,000. Upon the commencement of the Company's operations, the suspended losses will be amortized for income tax purposes over a five-year period to offset future earnings.

       An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for these start up costs to zero, as it cannot be determined when, or if, the tax benefits derived from these losses will materialize.

Note 6 - Related Party Transactions

       The Company's shareholders have personally paid expenses incurred by the Company. The Shareholder's have made these advances without expectation of reimbursement. The Company has treated these advances as contributions to capital.


Note 7 - Subsequent Events

       a)  On November 7, 2000, the Company acquired 100% of the
           outstanding stock of  Single Source   Electronic
           Transactions, Inc. in exchange for issuing 10,012,500 shares of its common stock.

       b) The Company is in the process of registering with the Securities Exchange Commission a public offering under which the Company plans on raising $3,000,000 through the issuance of 2,000,000 shares of its common stock.

                              F-9


             SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
                         FINANCIAL STATEMENTS

                               Contents

                                                             Page

Independent Auditors' Report . . . . . . . . . . . . . . . . F-11

Balance Sheets . . . . . . . . . . . . . . . . . . . . . . . F-12

Statements of Operations . . . . . . . . . . . . . . . . . . F-13

Statement of Stockholders' Equity (Deficit). . . . . . . . . F-14

Statements of Cash Flows . . . . . . . . . . . . . . . . . . F-15

Cash Flow Worksheet. . . . . . . . . . . . . . . . . . . . . F-16

Notes to Financial Statements. . . . . . . . . . . . . . . . F-17

                              F-10

                    Independent Auditors' Report


Board of Directors
Single Source Electronic Transactions, Inc.
Los Angeles, California

We have audited the accompanying balance sheets of Single Source Electronic Transactions, Inc., as of October
31, 2000, and December 31, 1999, and the related statements of operations, cash flows, and stockholders' equity, for the ten months ended October 31, 2000, and for the year ended December 31, 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally
accepted auditing standards. These standards require that
we plan and perform the audits to obtain reasonable
assurance about whether the financial statements are free
of material misstatement.  An audit includes examining,
on a test basis, evidence supporting the amounts and
disclosures in the financial statements.   An audit also
includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.
We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Single Source Electronic Transactions, Inc as of October 31, 2000, and December 31, 1999, and the results of its operations and its cash flows for the ten months ended October 31, 2000, and for the year ended
December 31, 1999, in conformity with generally accepted accounting principles.



ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance. California
January 17, 2001

                              F-11

SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
BALANCE SHEETS
                                        October 31,         December 31,
                                           2000                1999

ASSETS

  Current Assets
     Cash and Cash Equivalents          $    6,845          $    4,607
     Loans receivable                        9,750                   0
     Inventories                            42,197                   0

       Total Current Assets                 58,792               4,607

  Property and Equipment
     Furniture                                 992                   0
     Office equipment                        9,347                   0
                                            10,339                   0
     Accumulated depreciation                 (220)                  0
                                            10,119                   0

  Other Assets
     Note Receivable - Employee             25,422                   0
     Purchase merchant portfolios
       (net accumulated amortization)            0              15,600
     Deposits and other assets               6,938                   0
                                            32,360              15,600

          Total Assets                  $  101,271          $   20,207

Liabilities and Stockholders' Equity (Deficit)

  Current Liabilities
     Bank overdraft                     $   17,697                   0
     Franchise tax payable                     800                 800
     Accounts payable                       79,432
     Accrued payroll                         7,122
     Other payables                              0               3,635

       Total Current Liabilities           105,051               4,435

  Long Term Debt                            92,743                   0

       Total Liabilities                   197,794               4,435

  Stockholders' Equity (Deficit)
     Common Stock, par value $.001,
       authorized 25,000,000 shares,
       issued and outstanding 1,000
       shares at October 31, 2000,
       and at December 31, 1999                  1                   1
     Additional Paid in Capital              6,999               6,999
     Retained Earnings (Deficit)          (103,523)              8,772

       Total Stockholders' Equity
          (Deficit)                        (96,523)             15,772

       Total Liabilities and Stock-
          holders' Equity (Deficit)     $  101,271          $   20,207

                              F-12

SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
STATEMENT OF OPERATIONS
                                    For the Ten Months       For the Year
                                          Ended                 Ended
                                     October 31, 2000      December 31, 1999

Revenues                            $     571,462          $     62,681
Cost of revenues                         (128,196)              (10,096)
  Gross profit                            443,266                52,585

Selling, general, and
   administrative expenses               (958,507)              (43,129)

  Net Income (Loss) from operations      (515,241)                9,456

  Other income (expense)
     Gain on sale of residual interest
        in merchant accounts              413,067                     0
     Interest income                          422                     0
     Interest expense                      (9,743)                    0

     Net Income (Loss) before income
        taxes                            (111,495)                9,456

     Provision for income tax                (800)                 (800)

     Net Income (Loss) before income
        taxes                       $    (112,295)         $      8,656

     Basic Income (Loss) Per Share  $        (112)         $          9

                              F-13

SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
STATEMENTS OF STOCKHOLDERS' EQUITY (DEFICIT)
                                                                        Additional         Retained
                                            Common Stock                  Paid-in          Earnings
                                        Shares        Amount              Capital          (Deficit)

Balance - December 31, 1998             1,000         $    1            $   6,999          $     116
  Net income for the year ended
     December 31, 1999                      0              0                    0              8,656

        Balance - December 31, 1999     1,000         $    1            $   6,999          $   8,772

  Net loss for the ten-months ended
     October 31, 2000                       0              0                    0           (112,295)

        Balance - October 31, 2000      1,000         $    1            $   6,999          $-103,523

                              F-14

SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
STATEMENTS OF CASH FLOWS
                                                    For the Ten          For the Year
                                                      Months                Ended
                                                      Ended              December 31,
                                                 October 31, 2000           1999

Cash Flows from Operating Activities
  Net income (loss)                                $  (112,295)          $   8,656
  Adjustments to reconcile net loss to net cash
    provided by operating activities:
      Depreciation and amortization                      2,887                 400
      Interest income                                     (422)                  0
      Interest expense                                   9,743                   0
      Gain on sale of interest in merchant
         account residuals                            (413,067)                  0
      (Increase) Decrease in Assets
         (Increase) decrease in loans receivable                                 0
         (Increase) decrease in inventories            (42,197)                  0
         (Increase) decrease in deposits and
            other assets                                (6,938)                  0
      Increase (Decrease) in Liabilities
         Increase (decrease) in bank overdraft          17,697                   0
         Increase (decrease) in income tax payable           0                 800
         Increase (decrease) in accounts payable        79,432                   0
         Increase (decrease) in accrued payroll          7,122                   0
         Increase (decrease) in accrued payroll         (3,635)              3,635

      Net cash used in operating activities           (461,673)             13,491

Cash Flows from Investing Activities
  Acquistion of interest in merchant account residuals       0             (16,000)
  Advances to employees                                (34,750)                  0
  Equipment acquisition                                (10,339)                  0

     Net cash provided (used) in investing activities  (45,089)            (16,000)

Cash Flows from Financing Activities
  Advances from affiliates                             509,000                   0

     Net cash provided by financing activities         509,000                   0

     Net Increase (Decrease) in Cash and Cash
     Equivalents                                         2,238              (2,509)

     Beginning Balance - Cash and Cash
     Equivalents                                         4,607               7,116

     Ending Balance - Cash and Cash
     Equivalents                                   $     6,845           $   4,607

Supplemental Information:

  Non-cash Investing and Financing Activities:

     On October 31, 2000, the Company sold its residual interest in all merchant accounts that the Company had in interest in to an affiliate in cancellation of $426,000 of indebtedness.

                                                    For the Ten          For the Year
                                                      Months                Ended
                                                      Ended              December 31,
                                                 October 31, 2000           1999

Cash Paid For:

       Interest Expense                            $         0           $       0

       Income Taxes                                $       800           $       0

                              F-15

SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.
CASH FLOW WORKSHEETS
                               October 31,  December 31,                                               Non-
                                  2000         1999       Difference   Operating  Investment  Finance  Cash

Cash                              6,845        4,607         2,238                                               2,238
Loans receivable                  9,750            0         9,750        9,750                                      0
Inventories                      42,197            0        42,197       42,197                                      0
Furniture                           992            0           992                     992                           0
Office equipment                  9,347            0         9,347                   9,347                           0
Accumulated depreciation           (220)           0          (220)        (220)                                     0
Note Receivable                  25,422            0        25,422          422     25,000                           0
Purchase merchant portfolios                                     0                                                   0
  (net accumulated amortization)      0       15,600       (15,600)      (2,667)                      (12,933)       0
Deposits and other assets         6,938            0         6,938        6,938                                      0
Bank overdraft                  (17,697)                   (17,697)     (17,697)                                     0
Accounts payable                (79,432)     (79,432)      (79,432)                                                  0
Accrued payroll                  (7,122)                    (7,122)      (7,122)                                     0
Other payables                        0       (3,635)        3,635        3,635                                      0
Long Term Debt                  (92,743)           0       (92,743)      (9,743)            (509,000) 426,000.00     0
Common Stock, no par value,
   authorized ______ shares,
   issued and outstanding                          0                                                                 0
   1,000 shares at 10/31/00,                       0                                                                 0
   and at 10/31/99               (7,000)      (7,000)            0                                                   0
Retained Earnings (Deficit)     102,723       (9,572)      112,295      112,295                                      0
                                                                        413,067                      (413,067.00)    0
                                      0            0             0      471,423    35,339   (509,000)          0 2,238
                                                            (2,238)

                               December 31,  December 31,                                               Non-
                                  1999          1998       Difference   Operating  Investment  Finance  Cash

Cash                              4,607         7116         (2,509)                                           (2,509) (2,509)
Loans receivable                      0                           0                                                 0       0
Inventories                           0                           0            0                                    0       0
Furniture                             0                           0                       0                         0       0
Office equipment                      0                           0                       0                         0       0
Accumulated depreciation              0                           0            0                                    0       0
Note Receivable                       0                           0                                                 0       0
Purchase merchant portfolios                                      0                                                 0       0
  (net accumulated amortization) 15,600                      15,600         (400)    16,000                0        0       0
Deposits and other assets             0                           0            0                                    0       0
Bank overdraft                                                    0            0                                    0       0
Accounts payable                                                  0            0                                    0       0
Accrued payroll                                                   0            0                                    0       0
Other payables                   (3,635)                     (3,635)      (3,635)                                   0       0
Long Term Debt                        0                           0            0                   0      0.00      0       0
Common Stock, no par value,
   authorized ______ shares,                                                                                        0       0
   issued and outstanding                                                                                           0       0
   1,000 shares at 10/31/00,                                                                                        0       0
   and at 12/31/99               (7,000)       -7000              0                                                 0       0
Retained Earnings (Deficit)      (9,572)        -116         (9,456)      (9,456)                                   0       0
                                                                  0                                       0.00      0       0
                                      0            0              0      (13,491)    16,000        0         0 (2,509)
                                                              2,509

                              F-16

                  NOTES TO FINANCIAL STATEMENT OF
            SINGLE SOURCE ELECTRONIC TRANSACTIONS, INC.

Note 1 - Organization

  Single Source Electronic Transactions, Inc. (the
  "Company") was incorporated in Nevada on January 5, 1998. The Company is in the business of selling credit and debit card processing equipment to retailers. The Company also offers electronic transaction processing services to its customers through a third party processor. The
  Company receives residuals on each transaction processed through the processor by the Company's customers. The Company acts as a facilitator to its' customers in obtaining lease financing of the equipment. In these arrangements the leasing company pays full sales price of the equipment to the Company without recourse.

Note 2 - Summary of Significant Accounting Policies

  a. Property and Equipment

  The cost of property and equipment is
  depreciated over the estimated useful lives of the related assets. Depreciation is computed on the straight-line method for financial reporting and income tax reporting purposes.

  b. Net Loss Per Share

  The Company adopted the provisions of
  Statement of Financial Accounting Standards
  ("SFAS") No. 128, "Earnings Per Share"
  ("EPS") that established standards for the computation, presentation and disclosure of earnings per share, replacing the presentation of Primary EPS with a presentation of Basic EPS.
  Basic weighted average shares outstanding as of October 31, 2000, and December 31, 1999 was
  1,000 shares.

  c. Cash and Cash Equivalents

  For purposes of the statement of cash flows, the Company considers cash and cash equivalents to include all stable, highly liquid investments with maturities of three months or less.

  d. Pervasiveness of Estimates

  The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

  e. Income Taxes

  The Company accounts for its income taxes under the provisions of Statement of Financial
  Accounting Standards 109 ("SFAS 109"). The method of accounting for income taxes under SFAS 109 is an asset and liability method. The asset and liability method requires the recognition of deferred tax liabilities and assets for the expected future tax consequences of temporary differences between tax bases and financial reporting bases of other assets and liabilities.

  f. Fair Value of Financial Instruments

  Pursuant to SFAS No. 107, "Disclosures About
  Fair Value of Financial Instruments", the
  Company is required to estimate the fair value of all financial instruments included on its balance sheets as of October 31, 2000, and December
  31, 1999. The Company considers the carrying value of such amounts in the financial statements to approximate their face value.

Note 3 - Note Receivable - Employee

  In August 2000, the Company advanced to an employee $25,000, which is evidenced by a promissory note. The loan is assessed interest at an annual rate of 7%. The loan matures in July
  2003, when the principal balance and accrued interest become fully and due and payable.
  Interest accrued on this loan for the ten-month period ended October 31, 2000 was $423, which was credited to operations.

Note 4 - Inventories

  Inventories at October 31, 2000, consisted of equipment held for sale to the Company's customers. Inventories are valued at the lower of cost determined by the FIFO method or market.

Note 5 - Property and Equipment

  Depreciation charged to operations for the ten months ended October 31, 2000, amounted to $220. The Company useful lives of furniture and office equipment for purposes of computing depreciation is five years.

Note 6 - Related Party Transactions

  a) In 1999, the Company acquired all of the interest in residuals due two of its former employees for $16,000. The purchase price was capitalized and amortized over a ten-year life using the straight-line method for financial reporting and income tax reporting purposes. Amortization expense charged to operations for the ten-month period ended
     October 31, 2000, and for the year ended
     December 31, 1999, were $2,667 and $400,
     respectively.

  b) On September 20, 2000, the Company
     received two copiers from an affiliate by assuming the leases on the equipment. The first lease is payable in monthly installments of $152, with the final installment due in June 2005. The second lease is payable in monthly installments of $167, with the final installment due in April 2001. The Company has accounted for the assumption of these leases as operating leases.

  c) The Company leases its Los Angeles office from an affiliate on a month-to-month basis at a rate of $4,601.23 per month. Effective
     January 1, 2001 this monthly rate increases to $6,920.42 per month.

  d) During 2000, the Company borrowed a total of $509,000 from an affiliate. The loans are evidenced by a promissory note and are assessed interest at an annual rate of 8%.
     The principal balance and accrued interest become payable in thirty-six equal monthly installments commencing on April 3, 2003.
     Any remaining principal and accrued interest becomes fully due and payable on April 5, 2006. Accrued interest charged to operations on this loan for the ten-months ended October 31, 2000, amounted to $9,743.

     On October 31, 2000, the Company sold to the lender all of its interest in residuals earned currently and in the future on all customer accounts in existence at the time of sale for $426,000. Under the terms of the sale, the balance owed the affiliate was reduced by the sales price. The balance of the loan as of October 31, 2000, amounted to $92,743.

  e) The Company has experienced a loss for the ten-months ended October 31, 2000, of $112,295, and has liabilities in excess of assets at October 31, 2000, totaling $95,723.
     The Company's shareholders' have
     committed to fund any shortfalls necessary to meet the Company's obligations of at least the twelve months.

Note 7 - Income Taxes

  Deferred income taxes arise from temporary differences resulting from income and expense items reported for financial accounting and tax purposes in different periods. Deferred taxes are classified as current or non-current, depending on the classification of the assets and liabilities to which they relate.

                               For the Ten Months        For the Year
                                     Ended                  Ended
                                October 31, 2000       December 31, 1999

Income taxes payable             $     -                  $   1,418

Less tax benefit of net
  operating loss carry back            -                     (1,418)

Income taxes currently payable   $     -                  $       -

  The Company did not calculate a provision for deferred taxes for the ten-month period ended
  October 31, 2000, or for the year ended
  December 31, 1999, as any timing differences between financial statement and income tax reporting purposes were immaterial.

  The Company has available at October 31, 2000, approximately $102,000 of unused operating loss carryforwards that may be applied against future taxable income and that expire in 2020.

  An allowance has been provided for by the Company which reduced the tax benefits accrued by the Company for its net operating losses to zero, as it cannot be determined when, or if, the tax benefits derived from these operating losses will materialize.

Note 8 - Leases

  As of October 31, 2000, the Company leases 6 offices that are located in California, Colorado, Rhode Island, Texas, and Florida, under non-cancelable leases under terms of one year or less.
  In addition, as discussed further in Note 6, the Company assumed leases on copier equipment, which expire in various years through 2005.
  Rental expense charged to operations for the ten-month period ended October 31, 2000, and for the year ended December 31, 1999, were $85,263, and $0, respectively, consisting solely of minimum rental payments.

  Minimum rental commitments under the
  noncancelable equipment lease expire as follows:

     2001                     $  1,824
     2002                     $  1,824
     2003                     $  1,824
     2004                     $  1,824
     2005                     $  1,216

Total minimum lease payments  $  8,512

Note 9 - Segment Information

  The Company currently operates in only one reportable segment, which conducts business throughout five States. The Company principally operated during 1999 and during the ten-month period ended October 31, 2000, in California where significantly all of the Company's sales were generated.

  The Company receives significantly all of its inventory from two suppliers. However,
  Management believes that there is no shortage of inventory available from other suppliers and the Company's operations would not be affected by the inability of its current providers to meet its inventory needs.

                              F-17

             SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                 (formerly REAM PRINTING PAPER CORP.)

           UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

              Pro Forma Combined Financial Data

The Unaudited Pro Forma Combined Balance Sheet of the Company, together with the Unaudited Pro Forma Combined Statement of Operations, have been prepared to illustrate the estimated effect of the Company's acquisition of Single Source Electronic Transactions, Inc. as if the acquisition took place on October 31, 2000. The Pro Forma Financial Statements should be read in conjunction with the separate historical financial statements of the Company and Single Source Electronic Transactions, Inc. and related notes thereto.

                              F-18

Single Source Financial Services Corporation
Formerly Ream Printing Paper Corp. (A Development Stage Company)
Unaudited Proforma Combined Statement of Operations
                                         Single Source             Single Source
                                       Financial Services            Electronic
                                           Corporation           Transactions, Inc.                          Proforma
                                           Year Ended             Ten Months Ended         Proforma          Combined
                                        October 31, 2000          October 31, 2000        Adjustments        Company

Revenue                                  $         -               $     571,462                 -          $   571,462

Costs of revenues                                  -                    (128,196)                -             (128,196)

  Gross profit                                     -                     443,266                 -              443,266

Operating expenses
  General and administrative expenses         (1,247)                   (958,507)                -             (959,754)

     Net income (loss) from operations        (1,247)                   (515,241)                -             (516,488)

Other income (expense)                             -                     403,746                 -              403,746

     Net loss before income taxes             (1,247)                   (111,495)                -             (112,742)

     Provision for income tax                      -                        (800)                -                 (800)

     Net Loss                            $    (1,247)              $    (112,295)                           $  (113,542)

     Basic Loss Per Share                $   (0.0007)              $     (0.0096)

     Weighted Average Shares Outstanding   1,833,189               1) 10,012,500                             11,845,689

1) Issuance of 10,012,500 shares of Single Source Financial
   Corporation's common stock in exchange for 100% of the outstanding stock of Single Source Electronic Transactions, Inc.

                               F-19

Single Source Financial Services Corporation
Formerly Ream Printing Paper Corp.
Unaudited Pro Forma Combined Balance Sheets
                                         Single Source             Single Source
                                       Financial Services            Electronic
                                           Corporation           Transactions, Inc.        Proforma          Proforma
                                        October 31, 2000          October 31, 2000        Adjustments        Company

ASSETS

   Current Assets
     Cash and cash equivalents            $         -              $      6,845                   -         $    6,845
     Loans receivable                               -                     9,750                   -              9,750
     Inventories                                    -                    42,197                   -             42,197

       Total Current Assets                         -                    58,792                   -             58,792

   Property and Equipment
     Furniture                                      -                       992                   -                992
     Office equipment                               -                     9,347                   -              9,347
                                                    -                    10,339                   -             10,339
     Accumulated depreciation                       -                      (220)                  -               (220)
                                                                         10,119                   -             10,119

   Other Assets
     Note Receivable - Employee                     -                    25,422                   -             25,422
     Purchase merchant portfolios
       (net accumulated amortization)               -                         -                   -
     Deposits and other assets                      -                     6,938                   -              6,938
                                                    -                    32,360                   -             32,360

       Total Assets                       $         -              $    101,271                   -         $  101,271

Liabilites and Stockholders' (Deficit)

   Current Liabilties
     Bank overdraft                       $         -              $     17,697                   -         $   17,697
     Franchise tax payable                        800                       800                   -              1,600
     Accounts payable                               -                    79,432                   -             79,432
     Accrued payroll                                -                     7,122                   -              7,122
     Other payables                                                           -                   -                  -

       Total Current Liabilities                  800                   105,051                   -            105,851

   Long Term Debt                                   -                    92,743                   -             92,743

       Total Liabilities                          800                   197,794                   -            198,594

   Stockholders' (Deficit)
     Common stock                         $     1,833              $          1          1)  10,012             11,846
     Additional paid in capital                12,298                     6,999          1) (10,012)             9,286
     Retained earnings (deficit)              (14,931)                 (103,523)                              (118,454)

       Total Stockholders' (Deficit)             (800)                  (96,523)                  -            (97,323)

         Total Liabilities and
            Stockholders' (Deficit)       $         -              $    101,271                   -         $  101,271

1) Issuance of 10,012,500 shares of Single Source Financial
   Corporation's common stock in exchange for 100% of the outstanding stock of Single Source Electronic Transactions, Inc.

                                F-20

                                                ALTERNATE PAGE
Preliminary Prospectus

          SINGLE SOURCE FINANCIAL SERVICES CORPORATION a New York corporation

              1,125,000 Shares of $.001 Par Value
                Common Stock at $2.00 Per Share

     This Prospectus relates to the sale or other disposition of outstanding shares of common stock, par value $.001 (the "Common Stock"), of Single Source Financial Services Corporation, a New York corporation (the "Company"), owned by certain selling shareholders (the "Selling Shareholders"). The Company sells and leases various types of equipment to record electronic financial transactions, such as credit card and debit card purchases to merchants. The Company also offers access to electronic processing of such financial transactions.

     The Selling Shareholders acquired the Common Stock in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933, as amended (the "1933 Act"). The Selling Shareholders may from time to time sell shares of the Common Stock on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the Common Stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices. The Common Stock of the Selling Shareholders may be sold directly or through brokers or dealers. See "Plan of Distribution."

     The Registration Statement of which this Prospectus is a part also relates to a self-underwritten direct public offering
(the "Offering") of 2,000,000 shares of the Common Stock by the Company.

      The Company will receive no part of the proceeds from the sale of the shares of the Common Stock owned by the Selling Shareholders. All expenses of registration incurred in connection with this offering will be paid by the Company, but all selling and other expenses incurred by the Selling Shareholders will be paid by the Selling Shareholders. See "Selling Shareholders."

     The Selling Shareholders and any broker-dealers participating in the distribution of the Common Stock may be deemed to be "underwriters" within the meaning of the 1933 Act, and any commissions or discounts given to any such broker-dealer may be regarded as underwriting commissions or discounts under the 1933 Act.

     The Common Stock has not been registered for sale by the Selling Shareholders under the securities laws of any state as of the date of this Prospectus. Brokers or dealers effecting transactions in the Common Stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

     THE SECURITIES OFFERED HEREBY ARE
HIGHLY SPECULATIVE AND INVOLVE A HIGH
DEGREE OF RISK AND SUBSTANTIAL DILUTION.
SEE "RISK FACTORS" BEGINNING ON  PAGE 5
AND "DILUTION."

     NEITHER THE SECURITIES AND EXCHANGE
COMMISSION   NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED
OF THESE SECURITIES OR PASSED UPON THE
ADEQUACY OR ACCURACY OF THE PROSPECTUS.
ANY REPRESENTATION TO THE CONTRARY IS A
CRIMINAL OFFENSE.

         The date of this Prospectus is           , 2001

This Prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security offered by this Shares Prospectus, or an offer to sell or a solicitation of an offer to buy any security, by any person in any jurisdiction in which such offer or solicitation would be unlawful. Neither the delivery of this Prospectus nor any sale made hereunder shall under any circumstances, imply that the information in this Prospectus is correct as of any time subsequent to the date of this Prospectus.

                        TABLE OF CONTENTS

                                                             Page
Summary Information and Risk Factors . . . . . . . . . . . .
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . .
Determination of Offering Price. . . . . . . . . . . . . . .
Dilution . . . . . . . . . . . . . . . . . . . . . . . . . .
Selling Shareholders . . . . . . . . . . . . . . . . . . . .
Plan of Distribution . . . . . . . . . . . . . . . . . . . .
Legal Proceedings. . . . . . . . . . . . . . . . . . . . . .
Management . . . . . . . . . . . . . . . . . . . . . . . . .
Security Ownership of Certain Beneficial Owners
   and Management. . . . . . . . . . . . . . . . . . . . . .
Description of Securities. . . . . . . . . . . . . . . . . .
Interest of Named Experts and Counsel. . . . . . . . . . . .
Disclosure of Commission Position on
   Indemnification for Securities Act Liabilities. . . . . .
Organization Within Last Five Years. . . . . . . . . . . . .
Description of Business. . . . . . . . . . . . . . . . . . .
Management's Discussion and Analysis of
   Financial Condition and Results of Operations . . . . . .
Description of Property. . . . . . . . . . . . . . . . . . .
Certain Relationships and Related Transactions . . . . . . .
Market for Common Equity and Related
   Stockholder Matters . . . . . . . . . . . . . . . . . . .
Executive Compensation - Remuneration of
   Directors and Officers. . . . . . . . . . . . . . . . . .
Financial Statements . . . . . . . . . . . . . . . . . . . .
Changes in and Disagreements with Accountants
   on Accounting and Financial Disclosure. . . . . . . . . .
Indemnification of Directors and Officers. . . . . . . . . .
Other Expenses of Issuance and Distribution. . . . . . . . .
Recent Sales of Unregistered Securities. . . . . . . . . . .
Exhibit List . . . . . . . . . . . . . . . . . . . . . . . .
Undertakings . . . . . . . . . . . . . . . . . . . . . . . .

Until _______, 2001 (___ days from the date of this Prospectus), all persons effecting transactions in the registered securities, whether or not participating in this distribution, may be required to deliver a Prospectus.

         SINGLE SOURCE FINANCIAL SERVICES CORPORATION
               1,125,000 Shares of Common Stock

                     _______________________
                           PROSPECTUS
                     _______________________

                        ___________, 2001

        PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Item 24.  Indemnification of Directors and Officers

     Article Six of the Company's Articles of Incorporation eliminates the personal liability of the directors to the Company or its shareholders for damages for any breach of duty.
Such personal liability is not eliminated if a judgment or other final adjudication adverse to the director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that he violated certain provisions of New York law. The provisions of New York establish director liability for voting for or concurring in the declaration of improper dividends, improper purchases of the Company's Common Stock, certain improper distributions of assets to shareholders and improper loans.

     Article Six of the Company's Bylaws provide that the Company will indemnify officers and directors except in relation to matters as to which they shall be finally adjudicated to be liable for for negligence or misconduct in the performance of duty.

     Indemnification Agreements. We anticipate entering into indemnification agreements with each of the Company's directors and executive officers pursuant to which we shall indemnify each such director and officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by each such director or officer in connection with any criminal or civil action brought or threatened against such director or officer for being or having been an executive officer or director of the Company, to the extent allowed by applicable law and the charter documents.

     Director and Officer Liability Insurance. At some time in the future the Company may obtain director and officer liability insurance which could provide coverage against certain securities laws violations.

     Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1993 Act and will be governed by the final adjudication of such issue.

Item 25.  Other Expenses of Issuance and Distribution.

     The Company will pay all expenses in connection with the registration of the Common Stock and no other expenses. The estimated expenses of issuance and distribution are set forth below.

Registration Fee              Approximately   $ 1,237.50
Legal Fees                    Approximately   $35,000.00
Accounting Fees               Approximately   $ 7,000.00
Administrative Expenses       Approximately   $ 6,762.50

    Total                                     $50,000.00

Item 26.  Recent Sales of Unregistered Securities.

     During the past 3 years, the Company has only issued unregistered securities on one occasion. On November 7, 2000, the Company issued 10,012,500 shares of Common Stock for all of the issued and outstanding stock of Single Source Electronic Transactions, Inc., a Nevada corporation. SSET is seeking to register 1,125,000 shares of that stock in this Offering. No other stock has been issued during the past 3 years.

Item 27.  Exhibit Index.

  Copies of the following documents are filed with this Registration Statement, Form SB-2, as exhibits:

Exhibit No.

1    Underwriting Agreement (Not Applicable)

2    Plan of Merger (Not Applicable)

3.1  Articles of Incorporation

3.2  Certificate of Amendment of the Certificate of Incorporation

3.3  Bylaws

4    Instruments Defining Rights (Not Applicable)

5.1 Securities Opinion of Washor & Associates Regarding Legality of Securities Being Registered

8.   Opinion Re: Tax Matters (Not Applicable)

9.   Voting Trust Agreement (Not Applicable)

10.1 Stock Purchase Agreement

11.1 Computation of Per Share Earnings

15   Letter on Unaudited Interim Financial Information
     (Not Applicable)

16   Letter on Change in Certifying Accountant (Not Applicable)

21.1 List of the Registrant's Subsidiaries

23.1 Consent of Auditors

23.2 Consent of Counsel (included in Exhibit 5.1)

24.1 Powers of Attorney (appears on signature page in Part II of the Registration Statement)

25   Statement of Eligibility of Trustee (Not Applicable)

26   Invitations For Competitive Bids (Not Applicable)

27   Financial Data Schedule


                                                         Exhibit 3.1

                 ARTICLES OF INCORPORATION OF
                  REAM PRINTING PAPER CORP.

Under Section 402 of the Business Corporation Law.

KNOW ALL PERSONS BY THESE PRESENTS, that the undersigned, for the purpose of forming a corporation pursuant to Section 402 of the Business Corporation Law of the State of New York, does hereby certify and set forth:

                     ARTICLE I   Name

The name of this corporation is Ream Printing Paper Corp.

               ARTICLE II   Purposes and Powers

Section 1. Purposes. The purpose(s) for which the corporation is formed are:

     To engage in any lawful act or activity for which corporation may be organized under the business corporation law, provided that the corporation is not formed to engage in any act or activity which requires the act or approval of any state official, department, board, agency or other body without such approval or consent first being obtained.

     To carry on a general mercantile, industrial, investing and trading business in all its branches; to devise, invent, manufacture, fabricate, assemble, install, service, maintain, alter, buy, sell, import, export, license as licence or licensee, leases lessor or lessee, distribute, job, enter into, negotiate, execute, acquire, and assign contracts in respect of, acquire, receive, grant, and assign licensing arrangements, portions, franchises, and other rights in respect of and generally deal in and with at wholesale and retail, as principal, and as sales, business, special, or general agent, representative, broker, factor, merchant, distributor, jobber, advisor, or in any other lawful capacity, goods, wares, merchandise, commodities, and unimproved, improved, finished, processed and other real, personal and mixed property of any and all kinds, together with the components, resultants, and by-products thereof.

     To create, manufacture, contract for, sell, import, export, distribute, job and generally deal in and with, whether at wholesale or retail, and as principal, agent, broker, factor, commission merchant, licence, licensee or otherwise, any and all kinds of goods, wares, and merchandise, and in connection therewith or independent thereof, to establish and maintain, by any manner or means, buying offices, distribution centers, specialty and other shops, stores, mail-order establishments, concessions, leased departments, and any and all other departments, sites and locations necessary, convenient or useful in the furtherance of any business of the corporation.

     To acquire by purchase, subscription, underwriting or otherwise, and to own, hold for investment, or otherwise, and to use, sell, assign, transfer, mortgage, pledge, exchange or otherwise dispose of real and personal property of every sort and description and wheresoever situated, including shares of stock, bonds, debentures, notes, scrip, securities, evidences of indebtedness, contracts or obligations of any corporation or association, whether domestic or foreign, or of any firm or individual or of the United States or any state, territory or dependency of the United States or any foreign country, or any municipality or local authority within or without the United States, and also to issue in exchange therefore, stocks, binds or other securities or evidences of indebtedness of this corporation and, while the owner or holder of any such property, to receive, collect and dispose of the interest, dividends and income on or from such property and to possess and exercise in respect thereto all of the rights, powers and privileges of ownership, including all voting powers thereon.

     To construct, build, purchase, lease or otherwise acquire, equip, hold, own, improve, develop, manage, maintain, control, operate, lease, mortgage, create liens upon, sell, convey or otherwise dispose of and turn to account, any and all plants, machinery, works, implements and things or property, real and personal, of every kind and description, incidental to, connected with, or suitable, necessary or convenient for any of the purposes enumerated herein, including all or any part or parts of the properties, assets, business and good will of any persons, firms, associations or corporations.

     The powers, rights and privileges provided in this certificate are not to be deemed to be in limitation of similar, other or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have all the rights, powers and privileges granted or permitted to a corporation by such statute.

                  ARTICLE III   Corporation Office

     The office of the corporation is to be located in the County of Monroe, State of New York.

                   ARTICLE IV   Number of Shares

     The aggregate number of shares which the corporation shall have the authority to issue is Twenty Million (20,000,000), all of which shall have a par value of One ($.001) Mill.

               ARTICLE V   Agent for the Corporation

     The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is:

                    2541 Monroe Avenue, Suite 301
                    Rochester, New York  14618

                 ARTICLE VI   Directors Liability

     The personal liability of directors to the corporation or its shareholders for damages for any breach of duty in such capacity is hereby eliminated except that such personal liability shall not be eliminated if a judgment or other final adjudication adverse to such director establishes that his acts or omissions were in bad faith or involved intentional misconduct or a knowing violation of law or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled or that his acts violated Section 719 of the Business Corporation Law.

     No shareholder of this corporation shall have a preemptive right because of his shareholdings to have first offered to him any part of any of the presently authorized shares of this corporation hereafter issued, optioned or sold, or any part of any debentures, bonds, notes or securities of this corporation convertible into shares hereafter issued, optioned or sold by the corporation. This provision shall operate to defeat rights in all shares and classes of shares now authorized and in all debentures, bonds, notes or securities of the corporation which may be convertible into shares and classes of shares and also to defeat preemptive rights in any and all shares and classes of shares and securities convertible into shares which this corporation may be hereafter authorized to issue by any amended certificate duly filed.

     IN WITNESS WHEREOF, this certificate has been subscribed to this 12th day of September 1994 by the undersigned, who affirms that the statements made herein are true under the penalties of perjury.

                         MORRIS DIAMOND
                         105 SOUTHERN PARKWAY
                         ROCHESTER, NEW YORK 14618


                                                         Exhibit 3.2

                  Certificate of Amendment of the
                  Certificate of Incorporation of
                     Ream Printing Paper Corp.

         Under Section 805 of the Business Corporation Laws
                       _____________________

     FIRST: The name of the corporation is Single Source Financial Services Corporation. The name under which the corporation was formed is Ream Printing Paper Corp.

     SECOND: The Certificate of Incorporation of the Corporation was filed by the Department of State on September 19, 1994.

     THIRD: The Amendments of the Certificate of Incorporation effected by this Certificate of Amendment are as follows:

     1.  To change the name of the Corporation from Ream Printing
Paper Corp. to Single Source Financial Services Corporation; and

     2. To increase the authorized number of shares in the Corporation from 20,000,000 to 100,000,000.

     FOURTH: To accomplish the foregoing amendments, Article 1 of the Certificate of Incorporation relating to the name of the Corporation is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:

                       Article 1   Name

     The name of this Corporation is Single Source Financial Services
Corporation.

     To accomplish the foregoing amendment, Article 4 of the Articles of Incorporation relating to the number of authorized shares is hereby stricken out in its entirety and the following new article is substituted in lieu thereof:

                 Article 4   Number of Shares

     The aggregate number of shares which the Corporation shall have the authority to issue is one hundred million (100,000,000), all of which shall have a par value of one mill ($.001).

     FIFTH: The manner in which the foregoing amendments of the Certificate of Incorporation were authorized is as follows:

     The foregoing amendments were approved by a vote of the majority of the Board of Directors and by the vote of a greater number or proportion of the holders of securities required to approve such amendments.

Signed on November 6, 2000



                                      _______________________________
                                      Arnold F. Sock, President of
                                      Ream Printing Paper Corp.


                                                         Exhibit 3.3

                        BYLAWS OF
                REAM PRINTING PAPER CORP.

                  ARTICLE I   Offices

The principal office of the corporation shall be located in the State of New York in the County of Monroe. The corporation may have such other offices, either within or outside the state, as the Board of Directors may designate or as the business of the corporation may require from time to time. The registered office of the corporation may be, but need not be, identical with the principal office, and the address of the registered office may be changed from time to time by the Board of Directors.

               ARTICLE II   Shareholders

Section 1. Annual Meeting. the annual meeting of the shareholders shall be held at 4:00 PM on the Third Tuesday in the month of February in each year, beginning with the year 1995. If the day fixed for the annual meeting shall be a legal holiday, such meeting shall be held on the next succeeding business day.

Section 2. Special Meetings. Special meetings of the shareholders, for any purpose, unless otherwise prescribed by statute, may be called by the president or by the Board of Directors, and shall be called by the president at the request of the holders of not less than one-tenth of all the outstanding shares of the corporation entitled to vote at the meeting.

Section 3. Place of Meeting. The Board of Directors may designate any place as the place for any annual meeting or for any special meeting called by the Board of Directors. A waiver of notice signed by all shareholders entitled to vote at a meeting may designate any place as the place for such meeting. If no designation is made, or if a special meeting shall be called otherwise than by the Board, the place of meeting shall be the registered office of the corporation.

Section 4. Notice of Meeting. Written or printed notice stating the place, day and hour of the meeting, and, in case of a special meeting, the purposes for which the meeting is called, shall be delivered not less than ten nor more than fifty days before the date of the meeting, either personally or by mail, by or at the direction of the president, or the secretary, or the officer or persons calling the meeting, to each shareholder of record entitled to vote at such meeting, except that if the authorized capital stock is to be increased at least thirty days notice shall be given. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail, addressed to the shareholder at his address as it appears on the stock transfer books of the corporation, with postage thereon prepaid. If requested by the person or persons lawfully calling such meeting, the secretary shall give notice thereof at corporate expense.

Section 5.  Closing of Transfer Books or Fixing of Record Date.
For the purpose of determining shareholders entitled to notice of or to vote at any meeting of shareholders or any adjournment thereof, or shareholders entitled to receive payment of any dividend, or in order to make a determination of shareholders for any other proper purpose, the Board of Directors may provide that the stock transfer books shall be closed for any stated period not exceeding fifty days. If the stock transfer books shall be closed for the purpose of determining shareholders entitled to notice of or to vote at a meeting of shareholders, such books shall be closed for at least ten days immediately preceding such meeting. In lieu of closing the stock transfer books the Board of Directors may fix in advance a date as the record date for any such determination of shareholders, such date in any case to be not more than fifty days, and, in case of a meeting of shareholders, not less than ten days prior to the date on which the particular action, requiring such determination of shareholders, is to be taken. If the stock transfer books are not closed and no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting of shareholders, or shareholders entitled to receive payment of a dividend, the date on which notice of the meeting is mailed or the date on which the resolution of the Board of Directors declaring such dividend is adopted, as the case may be, shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided in this section, such determination shall apply to any adjournment thereof except where the determination has been made through the closing of this stock transfer books and the stated period of the closing has expired.

Section 6. Voting Lists. The officer or agent having charge of the stock transfer books for shares of the corporation shall make, at least ten days before each meeting of shareholders, a complete list of the shareholders entitled to vote at such meeting or any adjournment thereof, arranged in alphabetical order, with the address of and the number of shares held by each. For a period of ten days prior to such meeting, this list shall be kept on file at the principal office of the corporation and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the time and place of the meeting and shall be subject to the inspection of any shareholder during the whole time of the meeting. The original stock transfer books shall be prima facie evidence as to who are the shareholders entitled to examine such list or transfer books or to vote at any meeting of shareholders.

Section 7. Quorum. Fifty One Percent (51%) of the outstanding shares of the corporation entitled to vote, represented in person or by proxy, shall constitute a quorum at a meeting of shareholders.
If less than a quorum of the outstanding shares are represented at a meeting, a majority of the shares so represented may adjourn the meeting from time to time without further notice. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted which might have been transacted at the meeting as originally notified The shareholders present at a duly organized meeting may continue to transact business until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum.

     If a quorum is present, the affirmative vote of a majority of the shares represented at the meeting and entitled to vote on the subject matter shall be the act of the shareholders, unless the vote of a greater number or voting by classes is required by law or the articles of incorporation.

Section 8. Proxies. At all meetings of shareholders, a shareholder may vote by proxy executed in writing by the shareholder or his or her duly authorized attorney-in-fact. Such proxy shall be filed with the secretary of the corporation before or at the time of the meeting. No proxy shall be valid after eleven months from the date of its execution , unless otherwise provided in the proxy.

Section 9. Voting of Shares. Each outstanding share, regardless of class, shall be entitled to one vote, and each fractional share shall be entitled to a corresponding fractional vote on each matter submitted to a vote at a meeting of shareholders. Cumulative voting shall not be allowed.

Section 10. Voting of Shares by Certain Holders. Neither treasury shares, nor shares of its own stock held by the corporation in a fiduciary capacity, nor shares held by another corporation if a majority of the shares entitled to vote for the election of Directors of such other corporation is held by this corporation, shall be voted at any meeting or counted in determining the total number of outstanding shares at any given time.

     Shares standing in the name of another corporation may be voted by such officer, agent or proxy as the bylaws of such corporation may prescribe or, in the absence of such provision, as the Board of Directors of such corporation may determine.

     Shares held by an administrator, executor, guardian or conservator may be voted by him or her, either in person or by proxy, without a transfer of such shares into his or her name. Shares standing in the name of a trustee may be voted by him or her, either in person or by proxy, but not trustee shall be entitled to vote shares held by him or her without a transfer of such shares into his or her name.

     Shares standing in the name of a receiver may be voted by such receiver, and shares held by or under the control of a receiver may be voted by such receiver without the transfer thereof into his or her name if authority to do so be contained in an appropriate order of the court by which such receiver was appointed.

     A shareholder whose shares are pledged shall be entitled to vote such shares until the shares have been transferred into the name of the pledgee, and thereafter the pledgee shall be entitled to vote the shares so transferred.

Section 11. Informal Action by Shareholders. Any action required to be taken at a meeting of the shareholders, or any other action which may be taken without a meeting of the shareholders, may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the shareholders entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the shareholders.

                  ARTICLE III   Board of Directors

Section 1. General Powers. The business and affairs of the corporation shall be managed by its Board of Directors, except as otherwise provided by statute or the articles of incorporation.

Section 2. Number, Tenure and Qualifications. The number of Directors of the corporation shall be not less than three nor more than five, unless a lesser number is allowed by statute. Directors shall be elected at each annual meeting of shareholders. Each director shall hold office until the next annual meeting of shareholders and thereafter until his or her successor shall have been elected and qualified.

     Directors need not be residents of this state or shareholders of the corporation. Directors shall be removable in the manner provided by statute.

Section 3. Vacancies. Any director may resign at any time by giving written notice to the president or to the secretary of the corporation. Any vacancy occurring in the Board of Directors may be filled by the affirmative vote of a majority of the remaining Directors though not less than a quorum. A director elected to fill a vacancy shall be elected for the unexpired term of his or her predecessor in office. Any Directorship to be filled by the affirmative vote of a majority of the Directors then in office or by an election at an annual meeting or at a special meeting of shareholders called for that purpose, and a director so chosen shall hold office for the term specified in Section 2 above.

Section 4. Regular Meetings. A regular meeting of the Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors shall be held without other notice than this bylaw immediately after and at the same place as the annual meeting of shareholders. The Board of Directors may provide by resolution the time and place for the holding of additional regular meetings without other notice than such resolution.

Section 5. Special Meetings. Special meetings of the Board of Directors may be called by or at the request of the president or any two Directors. The person or persons authorized to call special meetings of the Board of Directors may fix any place as the place for holding any special meeting of the Board of Directors called by them.

Section 6. Notice. Notice of any special meeting shall be given at least seven days previous thereto by written notice delivered personally or mailed to each director at his or her business address, or by notice given at least two days previously by telegraph. If mailed, such notice shall be deemed to be delivered when deposited in the United States mail so addressed, with postage thereon prepaid. If notice be given by telegram, such notice shall be deemed to be delivered when the telegram is delivered to the telegraph company. Any director may waive notice of any meeting.
The attendance of a director at a meeting shall constitute a waiver of notice of such meeting, except where a director attends a meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the Board of Directors need be specified in the notice of waiver of notice of such meeting.

Section 7.  Quorum.  A majority of the number of Directors fixed by
Section 2 shall constitute a quorum for the transaction of business at any meeting of the Board of Directors, but if less than such majority is present at a meeting, a majority of the Directors present may adjourn the meeting from time to time without further notice.

Section 8. Manner of Acting. The act of the majority of the Directors present at a meeting at which a quorum is present shall be the act of the Board of Directors.

Section 9. Compensation. By resolution of the Board of Directors, any director may be paid any one or more of the following:
expenses, if any, of attendance at meetings; a fixed sum for attendance at each meeting; or a stated salary as director. No such payment shall preclude any director from serving the corporation in any other capacity and receiving compensation therefor.

Section 10. Information Action by Directors. Any action required or permitted to be taken at a meeting of the Directors may be taken without a meeting if a consent in writing, setting forth the action so taken, shall be signed by all of the Directors entitled to vote with respect to the subject matter thereof. Such consent shall have the same force and effect as a unanimous vote of the Directors.

                ARTICLE IV   Officers and Agents

Section 1. General. The officers of the corporation shall be a president, one or more vice presidents, a secretary and a treasurer. The salaries of all the officers of the corporation shall be fixed by the Board of Directors.

     One person may hold any two offices, except that no person may simultaneously hold the offices of president and secretary.

Section 2. Election and Term of Office. The officers of the corporation shall be elected by the Board of Directors annually at the first meeting of the Board held after each annual meeting of the shareholders.

Section 3. Removal. Any officer or agent may be removed by the Board of Directors whenever in its judgment the best interests of the corporation will be served thereby.

Section 4. Vacancies. A vacancy in any office, however, occurring, may be filled by the Board of Directors for the unexpired portion of the term.

Section 5.  President.  The president shall:

     (a) subject to the direction and supervision of the Board of Directors, be the chief executive officer of the corporation;

     (b) shall have general and active control of its affairs and business and general supervision of its officers, agents and employees; and

     (c) the president shall have custody of the treasurer's bond, if any.

Section 6.  Vice Presidents.  The vice presidents shall:

     (a)  assist the president; and

     (b) shall perform such duties as may be assigned to them by the president or by the Board of Directors.

Section 7.  Secretary.  The secretary shall:

     (a) keep the minutes of the proceedings of the shareholders and the Board of Directors;

     (b) see that all notices are duly given in accordance with the provisions of these bylaws or as required by law;

     (c) be custodian of the corporate records and of the seal of the corporation and affix the seal to all documents when authorized by the Board of Directors;

     (d) keep at its registered office or principal place of business a record containing the names and addresses of all shareholders and the number and class of shares held by each, unless such a record shall be kept at the office of the corporation's transfer agent or registrar;

     (e) sign with the president, or a vice president, certificates for shares of the corporation, the issuance of which shall have been authorized by resolution of the Board of Directors;

     (f) have general charge of the stock transfer books of the corporation, unless the corporation has a transfer agent; and

     (g) in general, perform all duties incident to the office as secretary and such other duties as from time to time may be assigned to him or her by the president or by the Board of Directors.

Section 8.  Treasurer.  The treasurer shall:

     (a)  be the principal financial officer of the corporation;

     (b) perform all other duties incident to the office of the treasurer and, upon request of the Board, shall make such reports to it as may be required at any time;

     (c)  be the principal accounting officer of the corporation; and

     (d) have such other powers and perform such other duties as may be from time to time prescribed by the Board of Directors or the president;

                       ARTICLE V   Stock

Section 1. Certificates. The shares of stock shall be represented by consecutively numbered certificates signed in the name of the corporation by its president or a vice president and the secretary, and shall be sealed with the seal of the corporation, or with a facsimile thereof. No certificate shall be issued until the shares represented thereby are fully paid.

Section 2. Consideration for Shares. Shares shall be issued for such consideration, expressed in dollars (but not less than the par value thereof, if any) as shall be fixed from time to time by the Board of Directors. Such consideration may consist, in whole or in part of money, other property, tangible or intangible, or in labor or services actually performed for the corporation, but neither promissory notes nor future services shall constitute payment or part payment for shares.

Section 3. Transfer of Shares. Upon surrender to the corporation or to a transfer agent of the corporation of a certificate of stock duly endorsed or accompanied by proper evidence of succession, assignment or authority to transfer, and such documentary stamps as may be required by law, it shall be the duty of the corporation to issue a new certificates to the person entitled thereto, and cancel the old certificate. Every such transfer of stock shall be entered on the stock book of the corporation which shall be kept at its principal office, or by its registrar duly appointed.

Section 4.  Transfer Agents, Registrars and Paying Agents.  The
Board may at its discretion appoint one or more transfer agents, registrars and agents for making payment upon any class of stock, bond, debenture or other security of the corporation.

       ARTICLE VI   Indemnification of Officers and Directors

Each director and officer of this corporation shall be indemnified by the corporation against all costs and expenses actually and necessarily incurred by him or her in connection with the defense of any action, suit or proceeding in which he or she may be involved or to which he or she may be made a party by reason of his or her being or having been such director or officer, except in relation to matters as to which he or she shall be finally adjudged in such action, suit or proceeding to be liable for negligence or misconduct in the performance of duty.

                    ARTICLE VII   Miscellaneous

Section 1. Waivers of Notice. Whenever notice is required by law, by the articles of incorporation or by these bylaws, a waiver thereof in writing signed by the director, shareholder or other person entitled to said notice, whether before or after the time stated therein, or his or her appearance at such meeting in person or (in the case of a shareholders' meeting) by proxy, shall be equivalent to such notice.

Section 2. Seal. The corporate seal of the corporation shall be in the form impressed on the margin hereof.

Section 3. Fiscal Year. The fiscal year of the corporation shall be as established by the Board of Directors.

Section 4. Amendments. The Board of Directors shall have power to make, amend and repeal the bylaws of the corporation at any regular meeting of the Board or at any special meeting called for the purpose.

APPROVED:

DATED:  September 21, 1994             ______________________________
                                       Director:

                                       ______________________________
                                       Director:

                                       ______________________________
                                       Director:


                                                         Exhibit 5.1

                       WASHOR & ASSOCIATES
                   11150 WEST OLYMPIC BOULEVARD
                            SUITE 980
                  LOS ANGELES, CALIFORNIA  90064
                     TELEPHONE  (310) 479-2660
                     TELECOPIER (310) 479-1022


                         November 21, 2000

Single Source Financial
  Services Corporation
10780 Santa Monica Boulevard, Suite 240
Los Angeles, California 90025

      Re:  Opinion Regarding Legality of Common Stock

Ladies and Gentlemen:

     We have examined the Registration Statement on Form SB-2 (the "Registration Statement") to be filed by Single Source Financial Services Corporation (formerly Ream Printing Paper Corp.), a New York corporation (the "Company"), with the Securities and Exchange Commission ("Commission"). It is our understanding that the Registration Statement is to be filed in connection with the registration under the Securities Act of 1933, as amended (the "1933 Act"), of shares of common stock ("Common Stock") to be sold by the Company and by certain selling shareholders.

     We have examined original or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other instruments as we have deemed necessary for the purposes of this opinion. For the purposes of this opinion, we have assumed the authenticity of all documents submitted to us and the genuineness of the signatures of persons signing all documents in connection with which this opinion is rendered, the authority of such persons signing on behalf of the parties thereto, and the due authorization, execution and delivery of all documents by the parties thereto.

     Based upon the foregoing, we are of the opinion that: when, as and if (i) the Registration Statement shall have become effective pursuant to the provisions of the 1933 Act, (ii) the Company or the selling shareholders shall have received payment in full for their Common Stock; (iii) the Common Stock shall have been issued in the form and containing the terms described in the Registration Statement, and (iv) any legally required consents, approvals, authorizations or other orders of the Commission and any other regulatory authority shall have been obtained, the Common Stock, when sold, will be legally issued, fully paid and nonassessable.

     We consent to the use of this opinion as an exhibit to the Form SB-2 Registration Statement and to the use of our name under the heading "Legal Matters" in the Form SB-2 Registration Statement.

     We do not find it necessary for the purposes of this opinion, and accordingly we do not purport to cover herein, the application of the securities or "Blue Sky" laws of the various states to the sale of the Common Stock.

     This opinion is furnished to you in connection with the filing of the Form SB-2 Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purpose.

                         Very truly yours,


                         Lawrence I. Washor

LIW:ah


                                                         Exhibit 10.1

                    STOCK PURCHASE AGREEMENT

     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made, and entered into, effective as of the 7th day of November, 2000, by, and between, Single Source Electronic Transactions, Inc., a Nevada corporation ("SSET"), and its shareholders (hereinafter referred to collectively with SSET as "Sellers") and Single Source Financial Services Corporation, previously known as Ream Printing Paper Corp., a New York corporation ("SSFS"), as follows:

                            RECITALS

     WHEREFORE, SSET has developed an independent sales organization over the past nine (9) months which sells and leases electronic financial transaction equipment to merchants and signs such merchants up with a processor in order to permit the processing of such electronic financial transactions.

     WHEREFORE, SSFS desires to develop its business as an independent sales organization and, ultimately, to become a processor.

     WHEREFORE, the parties believe that as an initial step in the development of its business, SSFS should acquire SSET.

     WHEREFORE, SSET desires to be acquired by SSFS, and SSFS desires to acquire SSET, under the terms and conditions set forth herein.

                           AGREEMENT

     In consideration of the mutual covenants and conditions contained herein, SSET and SSFS agree, as follows:

                  SECTION 1.  STOCK PURCHASE

     1.1 Purchase and Sale. Each of the shareholders in SSET hereby transfers and sells all of the issued and outstanding stock of SSET to SSFS in exchange for 10,012,500 shares of restricted stock in SSFS and SSFS hereby purchases all of the issued and outstanding stock of SSET in exchange for 10,012,500 shares of its restricted stock under the terms and conditions set forth herein.

     1.2 Compensation. The shareholders of SSET shall be compensated by the delivery to each of them one (1) share of restricted stock in SSFS for each one (1) share of stock in SSET which they deliver to SSFS.

     1.3 Operation of Business. Until the close of this transaction, SSET shall continue to operate its day to day business as it has for the past six (6) months and SSET shall not engage in any transaction which materially affects its financial condition or the business pending the completion of the transaction.

     1.4 Excluded Assets. Except in the ordinary course of business, no asset of SSET shall be removed from SSET pending the completion of this transaction.

                  SECTION 2.  STOCK CONSIDERATION

THE COMMON STOCK IN SSFS TO BE ISSUED PURSUANT
TO THIS AGREEMENT HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT").  THE COMMON STOCK ISSUED PURSUANT
HERETO MAY NOT BE SOLD, TRANSFERRED, PLEDGED,
HYPOTHECATED OR OTHERWISE DISPOSED OF UNLESS
THE SECURITIES ARE REGISTERED UNDER THE ACT OR
AN EXEMPTION FROM REGISTRATION IS AVAILABLE.

     2.1 Shares to Be Issued. On November 7, 2000, SSFS shall cause 10,012,500 shares of restricted common stock to be delivered to the shareholders of SSET as follows:

                                      Number of Shares of SSFS
     Name of Shareholder                    Common Stock

(a)  Baki Arbria                                500,000
(b)  Brandon Becker                           2,935,414
(c)  Kendra Becker                              800,000
(d)  Martin Becker                              200,000
(e)  Pamela Becker                              817,362
(f)  Lorraine Dorsey                            250,000
(g)  Mara Gorodezky                             125,000
(h)  Arlene Rosenblatt                        1,317,362
(i)  Julie Rosenblatt                           800,000
(j)  Sid Rosenblatt                             200,000
(k)  Arnold F. Sock, Esq.                     1,303,704
(l)  Leona Sock                                 131,829
(m)  Michael Sock                               381,829
(n)  Harry L. Wilson                            250,000

     The SSFS stock, when issued, shall be fully paid, validly issued and non-assessable.

     In exchange, each listed shareholder shall deliver the same number of shares of stock in SSFS which shall contribute all of the SSFS stock held by such shareholder.

     2.2 Registration Rights. It is anticipated that SSFS will shortly be filing an SB-2 with the SEC. If, and when, such an SB-2 is filed, SSFS shall register the following number of shares of SSFS common stock which have issued to the following:

     Name of Shareholder

(a)  Baki Arbria                                 20,487
(b)  Brandon Becker                             663,539
(c)  Lorraine Dorsey                            250,000
(d)  Mara Gorodezky                             125,000
(e)  Arlene Rosenblatt                           20,487
(f)  Michael Sock                                20,487
(j)  Harry L. Wilson                             25,000
                                              1,125,000

     2.3  Legends and Restrictions.

     (a) Legend. Sellers acknowledge, understand, and agree that the certificate(s) representing the stock consideration shall bear legends in substantially the following form:

     "THE SECURITIES REPRESENTED HEREBY
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER
THE SECURITIES LAWS OF ANY STATE.  THESE
SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE
TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER
THE ACT AND THE APPLICABLE STATE SECURITIES LAWS,
PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM.  THE ISSUER OF THESE SECURITIES MAY
REQUIRE AN OPINION OF COUNSEL IN FORM AND
SUBSTANCE SATISFACTORY TO THE ISSUER TO THE
EFFECT THAT THE PROPOSED TRANSFER OR RESALE IS
IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE
STATE SECURITIES LAWS.  ANY INVESTORS SHOULD
BE AWARE THAT THEY MAY BE REQUIRED TO BEAR
THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN
INDEFINITE PERIOD OF TIME."

     (b) Stop Transfer Instructions. Stop transfer instructions in respect of the Stock Consideration may be issued, at any time, to any transfer agent, transfer clerk or other agent acting for the Issuer.

                  SECTION 3.  SSET STOCK

THE COMMON STOCK IN SSET TO BE SOLD PURSUANT
TO THIS AGREEMENT HAS NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT").  THE COMMON STOCK ISSUED
PURSUANT HERETO MAY NOT BE SOLD, TRANSFERRED,
PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED
OF UNLESS THE SECURITIES ARE REGISTERED
UNDER THE ACT OR AN EXEMPTION FROM
REGISTRATION IS AVAILABLE.

     3.1 Shares to Be Issued. On November 7, 2000, Sellers shall cause all of the issued and outstanding common stock to be delivered to SSFS. When transferred, the SSET stock shall be duly issued, validly paid, and non-assessable.

     3.2  Legends and Restrictions.

     (a) Legend. SSFS agrees that the certificate(s) representing the SSET stock being transferred to it shall bear legends in substantially the following form:

     "THE SECURITIES REPRESENTED HEREBY
HAVE NOT BEEN REGISTERED UNDER THE SECURITIES
ACT OF 1933, AS AMENDED (THE "ACT"), OR UNDER
THE SECURITIES LAWS OF ANY STATE.  THESE
SECURITIES ARE SUBJECT TO RESTRICTIONS ON
TRANSFERABILITY AND RESALE AND MAY NOT BE
TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER
THE ACT AND THE APPLICABLE STATE SECURITIES LAWS,
PURSUANT TO REGISTRATION OR EXEMPTION
THEREFROM.  THE ISSUER OF THESE SECURITIES MAY
REQUIRE AN OPINION OF COUNSEL IN FORM AND
SUBSTANCE SATISFACTORY TO THE ISSUER TO THE
EFFECT THAT THE PROPOSED TRANSFER OR RESALE IS
IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE
STATE SECURITIES LAWS.  ANY INVESTORS SHOULD
BE AWARE THAT THEY MAY BE REQUIRED TO BEAR
THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN
INDEFINITE PERIOD OF TIME."

     (b) Stop Transfer Instructions. Stop transfer instructions in respect of the Stock Consideration may be issued, at any time, to any transfer agent, transfer clerk or other agent acting for the Issuer.

               SECTION 4.  REPRESENTATIONS AND WARRANTIES

     4.1 SSET Representations and Warranties. In order to induce SSFS to accept this Agreement, SSET, and its shareholders, and each of them (hereinafter referred to collectively as "Sellers"), hereby represents and warrants to SSFS, as follows:

     (a) Opportunity to Investigate. Sellers or their Investment Advisor (if any) have been given a full opportunity to ask questions of and to receive answers from the officers, agents and representatives of SSFS concerning the terms and conditions of this Agreement and the business and status of SSFS and to obtain such other information that Sellers or their Investment Advisor (if any) desires in order to evaluate an investment in SSFS, and all such questions have been answered to the full satisfaction of Sellers. Sellers acknowledge that Sellers or their Investment Advisor (if any) have had access to the same kind of information concerning
Ream that is required by Schedule A of the Securities Act of 1933, as amended, to the extent that SSFS possesses such information.

     (b) Reviewed Merits With Investments Advisor. Sellers have reviewed the merits of an investment in SSFS with tax and legal counsel and an investment advisor to the extent deemed advisable by Sellers.

     (c) Acknowledgment of Risks. Sellers acknowledge and understand that I) SSFS is in a very competitive field, and expects to encounter competition from other companies which have substantially more resources and experience, and are better known, than SSFS; ii) SSFS's future is dependent upon its acceptance in the marketplace, and there can be no assurances that acceptance will be achieved; iii) although SSFS cannot accurately predict its future operating results, it will incur losses from operations subsequent to the date hereof and extending into an indeterminable time in the future and there can be no assurances that it will ever achieve profitability; iv) the aggregate number of capital shares sold by SSFS, from time to time, and the price at which such shares are sold, will be determined by the Board of Directors of SSFS, in its discretion, giving consideration to the needs of SSFS to obtain financing, and there can be no assurance as to the price(s) for which SSFS will sell its capital shares in the future and no assurance can be given that SSFS will be able to obtain such financing, on terms acceptable to Ream, at the time it is required; and v) in purchasing the SSFS Shares, Sellers are making a highly speculative investment.

     (d) Shares Not Registered. Sellers understand that the SSFS Shares being acquired by Sellers have not been registered under the Act, or the securities laws of any state, in reliance upon specific exemptions from registration thereunder, and Sellers agrees that the SSFS Shares may not be sold, offered for sale, transferred, pledged, hypothecated or otherwise disposed of except pursuant to a registration in compliance with the Act and applicable state securities laws or pursuant to an exemption from registration.

     (e) No Federal or State Endorsement. Sellers understand that no federal or state agency has made any finding or determination as to the fairness of an investment in, or any recommendation or endorsement of, the SSFS Shares or SSFS.

     (f) Additional Financing. Sellers understand that SSFS will require additional financing in the future, that SSFS has no commitments for such financing at this time and has no assurances that it will be able to obtain additional financing, or if obtained what price, terms and conditions will be attached to such financing. Sellers acknowledge that SSFS presently intends to issue substantial shares in several rounds of future financings and reorganizations, and that in the course of such issuances, Sellers' percentage ownership in SSFS will be substantially diluted.

     (g) Independent Investigation. In making its decision to purchase the Ream Shares, Sellers have relied solely upon independent investigations made by them or their Investment
Advisor (if any). Sellers have received no representation or warranty from SSFS or any of its affiliates, employees or agents or any of its subsidiaries, employees or agents, except as set forth herein.

     (h) Authority. Sellers represent that they have the requisite authority to enter into this Agreement, that its entry into this Agreement will not violate any agreement of Sellers, or any of them, any applicable law, or any judicial order, decree, or writ.

     (i) Sellers' Intent. Sellers are acquiring the SSFS Securities solely for their own account as principal, for investment purposes only, and except as provided herein, not with a view to the resale or distribution thereof, in whole or in part.

     (j) Existence and Good Standing. SSET is a Nevada corporation, duly, fully, and validly formed and existing, under, and by virtue of, the laws of the State of California. SSET is in good standing as a limited liability company under the laws of the State of California.

     (k) Legal Authorization. Sellers are legally authorized to enter into this Agreement and Sellers' entry into this Agreement will not violate any other agreement, covenant, and condition to which Sellers, or any of them, are a party.

     (l) Accuracy and Survival of Representations. Each representation and warranty of Sellers contained herein and all information furnished by Sellers to SSFS is true, correct and complete in all respects. All representations and warranties set forth above or in any other written statement or document delivered by Sellers in connection with the transaction contemplated hereby will be true, correct and complete in all respects on and as of the date of the closing, as if made on, and as of, such date and shall survive such closing.

     4.2 SSFS Representations and Warranties. In order to induce Sellers to enter into this Agreement, SSFS hereby represents and warrants to Sellers, as follows:

     (a) Opportunity to Investigate. SSFS has been given a full opportunity to ask questions of and to receive answers from the officers, agents and representatives of Sellers concerning the terms and conditions of this Agreement and to obtain such other information from Sellers, or any of them, that SSFS desires in order to evaluate an acquisition of SSFS and all of such questions have been answered to the full satisfaction of SSFS.

     (b) Independent Investigation. In making its decision to acquire SSET, SSFS has relied solely upon independent investigations made by it. SSFS has received no current representation or warranty from Sellers or any of their current affiliates, employees or agents, except as set forth herein.

     (c) Corporate Status. SSFS is a corporation, duly, fully, and validly formed and existing, under, and by virtue of, the laws of the State of New York. SSFS is in good standing as a corporation under the laws of the State of New York;

     (d) SSFS Authority. SSFS is legally authorized to enter into this Agreement and SSFS's entry into this Agreement will not violate any other agreement, covenant, and condition to which SSFS is a party; and

     (e) Accuracy and Survival of Representations. Each representation and warranty of SSFS contained herein and all information furnished to Sellers by SSFS is true, correct and complete in all respects. All representations and warranties set forth above or in any other written statement or document delivered by SSFS in connection with the transaction contemplated hereby will be true, correct and complete in all respects on and as of the date of closing, as if made on, and as of, such date and shall survive such closing.

     4.3 Representations of Arnold F. Sock. Arnold F. Sock represents that he is authorized to sign this Agreement on behalf of each of the selling shareholders.

                 SECTION 5.  GENERAL PROVISIONS

     5.1 Notices. All notices or other communications required or permitted hereunder shall be in writing and shall be personally delivered or sent by registered or certified mail, postage prepaid, return receipt requested, telegraphed, or sent by facsimile transmission and shall be deemed received upon the earlier of (i) if personally delivered, the date of delivery to the address of the person to receive such notice; (ii) if sent by certified or registered mail, three (3) business days after the date of mailing; (iii) if given by telegraph, one (1) business day after the date delivered to the telegraph company, with charges prepaid; or (iv) if given by facsimile transmission, the date transmitted. Any notice, request, demand, direction or other communication sent by telegraph or facsimile transmission must be perfected within forty-eight (48) hours by mailing a copy in the United States Mail, first class, postage prepaid.

     To SSET:       Mr. William Graham
                    Single Source Electronic Transactions, Inc.
                    10780 Santa Monica Blvd., Suite 240
                    Los Angeles, California  90025

     To SSFS:       Arnold F. Sock, Esq.
                    Single Source Financial Services Corporation
                    10780 Santa Monica Blvd., Suite 240
                    Los Angeles, California  90025

Notice of change of address shall be given by written notice in the manner detailed in this paragraph. Rejection or other refusal to accept or the failure to deliver due to any change of address of which no notice was given shall not effect the time at which such notice shall be deemed to have been given and shall constitute receipt of such communication.

     5.2 Severability. Each and every provision of this Agreement is severable from each and all of the other provisions of this Agreement. In the event that any provision of this Agreement is for any reason unenforceable, the balance of the Agreement shall nonetheless remain in full force and effect.

     5.3 Entire Agreement. This Agreement constitutes the entire understanding and agreement of the parties with respect to the subject matters referred to herein. No representation, covenant, undertaking, promise, or other prior or contemporary agreement, whether oral or written, respecting such subject matters, which is not specifically contained herein, shall be deemed in any way to exist or bind any of the parties hereto. The parties hereto acknowledge that each party has not executed this Agreement in reliance on any promise, representation, or warranty, which is not contained herein.

     5.4 Construction. This Agreement shall not be construed against the party preparing it, but shall be construed as if all parties jointly prepared this Agreement, and any uncertainty or ambiguity shall not be interpreted against any one party. The Agreement is to be performed in the County of Los Angeles, State of California, and shall be interpreted, enforced and governed by, and under, the laws of the State of California. Any action with respect to or relating to the subject matter of this Agreement shall only be filed in the County of Los Angeles, State of California and any arbitration proceeding with respect to or relating to the subject matter of this Agreement shall only be heard in the County of Los Angeles, State of California.

     5.5 Modification. This Agreement shall not be modified by either party by any oral representation or agreement made before, or after, the execution of this Agreement. All modifications to this Agreement must be in writing and signed by each party hereto.

     5.6 Attorney's Fees. In any court action arising out of, or relating to, this Agreement, or the breach thereof, the prevailing party shall be awarded his reasonable attorney's fees against the non-prevailing party.

     5.7 Waiver. The waiver of any provision or breach of this Agreement in any instance or instances shall not constitute a waiver of, or a release of, any other provision or breach of this Agreement in any other instance or instances.

     5.8 Binding on Successors and Assigns. This Agreement shall be binding on, and shall inure to the benefit of, the parties and to their respective heirs and legal representatives, successors, and assignees.

     5.9 Cooperation. The parties agree to perform any and all acts and to execute and deliver, upon request, any and all documents reasonably necessary or convenient to carry out the terms of this agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

Date:  November 7, 2000        Single Source Financial Services
                               Corporation, A New York corporation



                               By:______________________________
                                  Arnold F. Sock, Secretary

Date:  November 7, 2000        Single Source Electronic Transactions,
                               Inc., A Nevada corporation



                               By:______________________________
                                  William Graham, Secretary


                                                         Exhibit 11.1

            SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                COMPUTATION OF LOSS PER COMMON SHARE

The Company has generated no revenue from which a calculation of loss per share can be determined. The Company has only incurred expenses of organization and taxes, has had no income from operations and has no securities outstanding except for the $.001 par value Common Stock.


                                                         Exhibit 21.1

               LIST OF THE REGISTRANT'S SUBSIDIARIES

  Name                             Jurisdiction of Incorporation

Single Source Electronic
  Transactions, Inc.                          Nevada


                                                         Exhibit 23.1

                CONSENT OF INDEPENDENT ACCOUNTANTS

     We consent to the use in this Registration Statement on Form SB-2 of our report dated November 2, 1999 relating to the financial statements of Single Source Financial Services Corporation (formerly named Ream Printing Paper Corp.), for the fiscal year ended October 31, 1999 and the reference to our firm under the caption "Experts" in the accompanying Prospectus.


                                  ________________________________
                                  Rotenberg & Company, LLP
                                  Certified Public Accountants

Rochester, New York
November 16, 2000


         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Single Source Electronic Transactions, Inc.
10780 Santa Monica Blvd., Suite 240
Los Angeles, California 90025



We consent to the use in this Registration Statement of Single Source Electronic Transactions, Inc., on Form SB-2 of our report dated January 17, 2001 and to the reference to us under the headings "Experts."



ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
January 31, 2001


        CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Single Source Financial Services Corporation.
10780 Santa Monica Blvd., Suite 240
Los Angeles, California 90025



We consent to the use in this Registration Statement of Single Source Financial Services Corporation., on Form SB-2 of our report dated January 31, 2001 and to the reference to us under the headings "Experts."



ss/ Jonathon P. Reuben C.P.A.

Jonathon P. Reuben, C.P.A.
An Accountancy Corporation
Torrance, CA 90505
January 31, 2001

                                                         Exhibit 23.2

                     CONSENT OF COUNSEL

                 (Included in Exhibit 5.1)


                                                         Exhibit 24.1

          RESOLUTIONS ADOPTED BY UNANIMOUS WRITTEN CONSENT
                   OF THE BOARD OF DIRECTORS
                             OF
            SINGLE SOURCE FINANCIAL SERVICES CORPORATION
                    (a New York corporation)

     In accordance with the provisions of the New York Business Corporation Law and the By-Laws of the Corporation, the undersigned, being all of the Directors ("Directors") of Single Source Financial Services Corporation, a New York corporation ("Corporation"), do hereby adopt the following preambles and resolutions by their unanimous written consent:

     WHEREAS, this Corporation is in the process of filing a Form SB-2 Registration Statement with the Securities and Exchange Commission ("Commission") in connection with the registration by certain of its shareholders of shares of its common stock for sale by such selling shareholders;

     WHEREAS, the Board of Directors has reviewed the draft SB-2
Registration Statement provided to them and has determined that such draft SB-2 appears to be true and accurate in all regards;

     WHEREAS, in connection with such filing with the Commission, it is desired to provide authority to the President, Arnold F. Sock, to execute the Form SB-2 Registration Statement and any amendments, including post-effective amendments thereto, in the name of and on behalf of the Corporation.

     NOW, THEREFORE, BE IT RESOLVED, that this Corporation caused the Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission as soon as possible.

     RESOLVED FURTHER, that each of the undersigned hereby authorizes and appoints Arnold F. Sock, Esq. as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

     RESOLVED FURTHER, that the officers of this Corporation, and each of them, shall perform such acts, and shall execute and file such additional documents, as are necessary to carry out the terms of this Written Consent.

     RESOLVED FURTHER, that the Secretary of the Corporation be, and he hereby is, authorized, directed, and empowered to file this Unanimous Written Consent in the Minute Book of the Corporation, as part of the official records of the Corporation.

November 16, 2000         s/Brandon Becker          Director
                          BRANDON BECKER

November 16, 2000         s/Pamela Becker           Director
                          PAMELA BECKER

November 16, 2000         s/Arlene Rosenblatt       Director
                          ARLENE ROSENBLATT

November 16, 2000         s/Arnold F. Sock          Director
                          ARNOLD F. SOCK

November 16, 2000         s/Harry L. Wilson         Director
                          HARRY L. WILSON

        SINGLE SOURCE FINANCIAL SERVICES CORPORATION

                CERTIFICATE OF SECRETARY

     The undersigned, Arnold F. Sock, the duly elected and incumbent Secretary of Single Source Financial Services Corporation, a New York corporation (the "Corporation"), hereby certifies that the foregoing is a true and correct copy of the Resolutions Adopted by Unanimous Written Consent of the Board of Directors of the Corporation effective as of November 16, 2000, and that the foregoing resolutions have not been changed and remain in full force and effect.

Dated:  November 16, 2000.             s/Arnold F. Sock
                                       Arnold F. Sock, Secretary


                                                         Exhibit 27

                    FINANCIAL DATA SCHEDULE

THIS SCHEDULE CONTAINS SUMMARY FINANCIAL
INFORMATION EXTRACTED FROM THE FYE OCTOBER
31, 1999 AUDITED FINANCIAL STATEMENTS AND FYE
OCTOBER 31, 2000 UNAUDITED FINANCIAL STATEMENTS
AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE
TO SUCH FINANCIAL STATEMENTS.

                                         Oct-31-1999      Oct-31-2000
Cash and cash items                              0                0
Marketable securities                            0                0
Notes and accounts receivable trade              0                0
Allowance for doubtful accounts                  0                0
Inventory                                        0                0
  Total current assets                           0                0
Property, plant and equipment                    0                0
Accumulated depreciation                         0                0
  Total assets                                   0                0
  Total current liabilities                  $2685              $55
Bonds, Mortgages and similar debt                0                0
Preferred stock-mandatory redemption             0                0
Preferred stock-no mandatory redemption          0                0
Common stock                            10,999,133        1,833,189
                                   (.00l par value) (.00l par value)
Other stockholders' equity                       0                0
Total liabilities and stockholders' equity       0                0
Net sales of tangible products                   0                0
  Total revenues                                 0                0
Cost of tangible goods sold                      0                0
Total costs and expenses applicable to sales
  and revenues                                   0                0
Other costs and expenses                         0                0
Provision for doubtful accounts and notes        0                0
Interest and amortization of debt discount       0                0
Income before taxes and other items              0                0
Income tax expense                               0                0
Income/loss continuing operations                0                0
Discontinued operations                          0                0
Extraordinary items                              0                0
Cumulative effect-changes in accounting
  principles                                     0                0
Net income or loss                        ($13,684)            ($55)
Earnings per share--primary                      0                0
Earnings per share fully diluted                 0                0

Item 28.  Undertakings.

A. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

B.  The undersigned registrant hereby undertakes:

    (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

         (i) To include any prospectus required by Section 10(a)(3) of the 1933 Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b)
(Section 230.424(b) of Regulation S-B) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement; and

         (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

    (2) That, for the purpose of determining any liability under the 1933 Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                           SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Los Angeles, California on the 23rd day of January, 2001.

                      SINGLE SOURCE FINANCIAL SERVICES CORPORATION


                      By:    s/Arnold F. Sock
                         Arnold F. Sock, President

                       POWER OF ATTORNEY

     Each of the undersigned hereby authorizes Arnold F. Sock as his attorney-in-fact to execute in the name of each such person and to file such amendments (including post-effective amendments) to this Registration Statement as the Registrant deems appropriate and appoints such person as attorney-in-fact to sign on his behalf individually and in each capacity stated below and to file all amendments, exhibits, supplements and post-effective amendments to this Registration Statement.

     In accordance with the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates stated:

  Signature                     Title                        Date

s/Arnold F. Sock        President and Director         January 23rd, 2001
Arnold F. Sock          (Principal Executive Officer)

s/Harry L. Wilson       Chief Financial Officer        January 23rd, 2001
Harry L. Wilson         Secretary and Director

s/Brandon Becker        Vice President and             January 23rd, 2001
Brandon Becker

s/Pamela Becker         Director                       January 23rd, 2001
Pamela Becker

s/Arlene Rosenblatt     Director                       January 23rd, 2001
Arlene Rosenblatt